SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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RUBY TUESDAY, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 23, 2006

Dear Shareholders:

     We are holding your 2006 Annual Meeting of Shareholders on Wednesday, October 11, 2006, at 11:00 a.m., Eastern Standard Time, at Ruby Tuesday, Inc.’s headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

     We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote your own shares.

Sincerely,
RUBY TUESDAY, INC.

Samuel (Sandy) E. Beall, III
Chairman of the Board,
Chief Executive Officer and President

R U B Y   T U E S D A Y ,   I N C .
________________________________________________________________________________________________________________________________________________________________________________

150 West Church Avenue • Maryville, Tennessee 37801 • (865) 379-5700 • Facsimile (865) 379-6826

RUBY TUESDAY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
OCTOBER 11, 2006

     The Annual Meeting of Shareholders of Ruby Tuesday, Inc. (the “Company”) will be held at the Company’s headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801, on Wednesday, October 11, 2006, at 11:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect three (3) Class II directors for a term of three (3) years to the Board of Directors;

2.	To approve an amendment to the Company’s Stock Incentive and Deferred Compensation Plan for Directors;

3.	To approve the Company's 2006 Executive Incentive Compensation Plan;

4.	To approve an amendment to the Company’s 2003 Stock Incentive Plan (formerly known as the 1996 Non-Executive Stock Incentive Plan);

5.	To ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 5, 2007; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on August 14, 2006 are entitled to vote at the meeting.

     The mailing address of the Company’s principal executive office is 150 West Church Avenue, Maryville, Tennessee 37801, and its telephone number is (865) 379-5700.

     We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote your own shares.

By Order of the Board of Directors,

Scarlett May
Vice President, General Counsel
and Secretary

August 23, 2006
Maryville, Tennessee

RUBY TUESDAY, INC.

PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION	1
BENEFICIAL OWNERSHIP OF COMMON STOCK	2
PROPOSAL 1 ELECTION OF DIRECTORS	4
Director and Director Nominee Information	4
Nominees for Directors	4
Directors Continuing in Office	5
Directors’ Independence	6
Section 16(a) Beneficial Ownership Reporting Compliance	6
Directors’ Fees and Attendance	7
Committees of the Board of Directors	8
Policy with Regard to Directors’ Attendance at Annual Meeting of Shareholders	9
Policy by Which a Presiding Director is Chosen to Chair Executive Sessions of Non-Management Directors	9
Procedure for Shareholder Communication with Directors	9
CORPORATE GOVERNANCE	10
EXECUTIVE COMPENSATION	10
SUMMARY COMPENSATION TABLE	11
OPTION GRANTS IN FISCAL YEAR 2006	12
AGGREGATED OPTION EXERCISES IN FISCAL 2006 AND FISCAL YEAR END OPTION VALUES	12
EQUITY / RETIREMENT COMPENSATION PLAN INFORMATION	13
Retirement Plan	13
Executive Supplemental Pension Plan	14
Executive Supplemental Pension Plan Estimated
Annual Benefits for Representative Years of Service to Age 60	14
Management Retirement Plan	15
Management Retirement Plan Estimated
Annual Benefits for Representative Years of Service to Age 65	16
Employment Agreement	16
COMPENSATION COMMITTEE REPORT	18
Overall Compensation Philosophy	18
Base Salaries	18
Annual Incentive Compensation	19
Executive Stock Ownership	19
Long-Term Incentive Compensation	20
Chief Executive Officer Compensation	20
Deductibility of Executive Compensation	21
Board of Directors and Compensation Committee	21
Compensation Committee Interlocks and Insider Participation	21
RELATED PARTY TRANSACTIONS	22
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE COMPANY’S STOCK INCENTIVE
AND DEFERRED COMPENSATION PLAN FOR DIRECTORS	22
PROPOSAL 3 APPROVAL OF THE 2006 EXECUTIVE INCENTIVE COMPENSATION PLAN	25
PROPOSAL 4 APPROVAL OF AN AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN	28
AUDIT COMMITTEE MATTERS	34
Audit Committee Report	34
Audit Committee Charter	34
Independence of Audit Committee Members	35
PROPOSAL 5 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	35
Accountants’ Fees and Expenses	35
Determination of Auditor Independence	36
PERFORMANCE GRAPH	37
SHAREHOLDER PROPOSALS	38
GENERAL	38
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1

RUBY TUESDAY, INC.

150 West Church Avenue
Maryville, Tennessee 37801
(865) 379-5700

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION

     The following Proxy Statement and the accompanying proxy card, first mailed on or about August 23, 2006 to shareholders of record as of August 14, 2006, are furnished in connection with the solicitation by the Board of Directors of Ruby Tuesday, Inc., a Georgia corporation (the “Company”), of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Wednesday, October 11, 2006, at 11:00 a.m., Eastern Standard Time, at the Company’s headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801 and at any adjournment(s) thereof (the “Annual Meeting”).

     Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy, or by expressing at the Annual Meeting a desire to vote in person. All shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy is returned and no specification is made, the proxy will be voted (i) in favor of the election of the three (3) nominees for Class II directors named in this Proxy Statement; (ii) in favor of an amendment to the Company’s Stock Incentive and Deferred Compensation Plan for Directors (“Directors’ Plan”); (iii) in favor of the approval of the Company's 2006 Executive Incentive Compensation Plan (the “Executive Plan”); (iv) in favor of an amendment to the Company’s 2003 Stock Incentive Plan (formerly known as the 1996 Non-Executive Stock Incentive Plan, hereinafter referred to as the “2003 SIP”); (v) in favor of the ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending June 5, 2007; and (vi) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

     If you participate in the Company’s Salary Deferral Plan (the “Plan”), your proxy card will also serve as a voting instruction card for the Plan Trustee. If you do not provide voting instructions with respect to the shares held in the Plan to the Plan Trustee, those shares will not be voted. If you participate in the Plan or maintain accounts in more than one name, you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive.

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for any expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

     August 14, 2006 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders of record holding a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more director nominees is withheld, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 14, 2006 was 58,191,114, each of which is entitled to one vote at the Annual Meeting.

     Election of each of the director nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a director nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting. So long as a quorum is present, the number of votes cast in favor must exceed the votes against in order to (i) approve an amendment to the Directors’ Plan; (ii) approve the Executive Plan; (iii) approve an amendment to the 2003 SIP; and (iv) ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 5, 2007. Therefore, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of the voting on the amendment to the Directors’ Plan, approval of the Executive Plan, the amendment to the 2003 SIP, and the ratification of the selection of the independent registered public accounting firm.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of August 14, 2006 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk (*) indicates beneficial ownership of less than one percent (1%) of the outstanding Common Stock. Unless otherwise indicated, the address for each person listed is c/o Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

	Number of Shares		Percent of
Name or Group	Beneficially Owned (1)		class (2)

FMR Corp.	6,422,130	(3)	11.04%
Edward C. Johnson, III
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP	3,877,380	(4)	6.66%
75 State Street
Boston, MA 02109
Cramer, Rosenthal, McGlynn, LLC	3,750,234	(5)	6.45%
520 Madison Ave
New York, NY 10022
Westport Asset Management, Inc.	3,119,100	(6)	5.36%
Westport Advisers LLC
253 Riverside Ave
Westport, CT 06880
Samuel E. Beall, III	1,955,342	(7)	3.28%
Claire L. Arnold	77,569		*
Kevin T. Clayton	0		*
James A. Haslam, III	135,124	(8)	*
Bernard Lanigan, Jr.	31,660	(9)	*
John B. McKinnon	124,624	(10)	*
Dr. Donald Ratajczak	73,830	(11)	*
Stephen I. Sadove	24,248		*
Marguerite N. Duffy	298,314		*
A. Richard Johnson	288,070	(12)	*
Nicolas N. Ibrahim	183,964	(13)	*
Mark S. Ingram	393,482	(14)	*
All directors and executive
officers as a group (15 persons)	4,090,333		6.7%

___________________

(1)	The amounts shown include: (i) shares subject to currently exercisable options and options exercisable within 60 days after August 14, 2006, held by the named persons and group as follows: Mr. Beall, 1,454,481; Ms. Arnold, 27,113; Mr. Clayton, 0; Mr. Haslam, 25,484; Mr. Lanigan, 26,492; Mr. McKinnon, 26,522; Dr. Ratajczak, 26,360; Mr. Sadove, 14,686; Ms. Duffy, 275,703; Mr. Johnson, 271,794; Mr. Ibrahim, 179,773; Mr. Ingram, 306,075; and all directors and executive officers as a group, 3,073,360; and (ii) shares held in the Plan as follows: Mr. Beall, 22,604; Ms. Duffy, 3,017; and all directors and executive officers as a group, 27,126. Note that each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.

The amounts shown do not include share equivalent units credited to the accounts of the named persons and group under the Company’s Restated Deferred Compensation Plan (the “Predecessor Plan”) which, as of July 31, 2006, were as follows: Mr. Beall, 20,714; Ms. Duffy, 2,365; Mr. Johnson, 0; Mr. Ibrahim, 13,681; Mr. Ingram, 6,662; and all directors and executive officers as a group, 59,477. These units represent deferred compensation obligations of the Company payable in shares of Common Stock upon separation of employment either in a lump sum or in installments, as determined by the Company in its capacity as plan administrator.

(2)	“Percent of Class” has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 14, 2006), without regard to any disclaimers of beneficial ownership by the person indicated.

(3)	The information presented is based solely on the Schedule 13G filed with the Securities and Exchange Commission (“SEC”) by FMR Corp. and Edward C. Johnson, III, reporting beneficial ownership as of February 14, 2006.

(4)	The information presented is based solely on the Schedule 13G filed with the SEC by Wellington Management Company, LLP reporting beneficial ownership as of February 14, 2006.

(5)	The information presented is based solely on the Schedule 13G filed with the SEC by Cramer, Rosenthal, McGlynn, LLC reporting beneficial ownership as of February 14, 2006.

(6)	The information presented is based solely on the Schedule 13G filed with the SEC by Westport Asset Management, Inc. and Westport Advisers LLC reporting beneficial ownership as of February 13, 2006.

(7)	Includes (i) 169,424 shares held in the Beall Family Ltd. Partnership, a limited partnership of which Mr. Beall is a general partner, and (ii) 13,626 shares owned jointly by Mr. Beall and his spouse.

(8)	Includes 90,484 shares held by PTC, Inc. of which Mr. Haslam is President and a fifty percent (50%) owner. Mr. Haslam disclaims beneficial ownership of any shares in excess of fifty percent (50%) of the total of such shares. The total amount also includes 14,571 shares held by Mr. Haslam and his spouse as tenants in common.

(9)	Includes 1,000 shares held in a family limited partnership.

(10)	Includes 42,500 shares owned by Mr. McKinnon and his spouse as tenants in common.

(11)	Includes 13,500 shares held in an individual retirement account by Dr. Ratajczak.

(12)	Includes 370 shares owned jointly by Mr. Johnson and his children.

(13)	Includes 2,600 shares owned by Mr. Ibrahim and his spouse as tenants in common.

(14)	Includes 19,000 shares owned by Mr. Ingram’s spouse, 10,084 shares owned by Mr. Ingram and his spouse as tenants in common and 3,060 shares held by his spouse as custodian for their children.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Articles of Incorporation provide for three (3) classes of directors with staggered, three (3) year terms of office and require that, upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three (3) years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company’s Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three (3) nor more than twelve (12) directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least eighty percent (80%) of all outstanding shares entitled to vote in the election of directors, voting together as a single class. In accordance with the Company’s Articles of Incorporation and its Bylaws, the Board voted to expand the number of directors comprising the Board to eight (8) and appointed Kevin T. Clayton to serve as a Class II director on July 11, 2006. The terms of office of the Class II directors expire at the Annual Meeting. The Board of Directors has nominated Dr. Donald Ratajczak, Claire L. Arnold and Kevin T. Clayton to serve in Class II of the Board of Directors for a term of three (3) years. The Class III directors and the Class I directors have one (1) year and two (2) years, respectively, remaining on their terms of office.

     It is intended that persons named in the accompanying form of proxy will vote for the three (3) nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

Director and Director Nominee Information

     The Directors and Director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company.

Nominees for Directors

CLASS II – TERM EXPIRING 2006

DR. DONALD RATAJCZAK
Director of the Company since 1981     Age: 63

     Dr. Ratajczak is a consulting economist who, from May 2000 until April 2003, was Chairman and Chief Executive Officer of BrainWorks Ventures, Inc. (formerly known as Auric Metals Corporation), a company that provided investment and advisory services for startup technology companies. From July 1973 until his retirement in June 2000, Dr. Ratajczak served as Professor and Director of the Economic Forecasting Center at Georgia State University. Dr. Ratajczak is a director of Crown Crafts, Inc., Regan Holding Corp., Citizens Trust Bank, and AssuranceAmerica Corporation (successor by merger to BrainWorks Ventures, Inc.).

CLAIRE L. ARNOLD
Director of the Company since 1994     Age: 59

     Ms. Arnold has been Chair and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, since April 1998. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chair and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold also serves as a director of Schweitzer-Mauduit International, Inc.

KEVIN T. CLAYTON
Director of the Company since 2006     Age: 43

     Mr. Clayton has served as President and Chief Executive Officer of Clayton Homes, Inc. (a Berkshire Hathaway company) since 1999. Prior to serving as President and Chief Executive Officer, Mr. Clayton served as Chief Operating Officer of Clayton Homes, Inc. from 1997 to 1999 and as Vice President of Clayton Homes, Inc. and President of Vanderbilt Mortgage and Finance, Inc. from 1995 until 1997.

Directors Continuing in Office

CLASS I – TERM EXPIRING 2008

BERNARD LANIGAN, JR.
Director of the Company since 2001     Age: 58

     Mr. Lanigan founded, and has served as Chairman and managing principal of, Lanigan & Associates, P.C., Certified Public Accountants and Management Consultants, since 1974. Mr. Lanigan has also served as Chairman and managing director of Southeast Asset Advisors, Inc., a registered investment advisor and consulting company, since 1981.

JAMES A. HASLAM, III
Director of the Company since 1999     Age: 52

     Mr. Haslam has been President and Chief Executive Officer of Pilot Travel Centers, LLC, a nationwide operator of travel centers, since September 2001. Mr. Haslam served as Chief Executive Officer of Pilot Corporation, an operator of convenience stores and travel centers in 36 states, from July 1995 to September 2001. From 1976 to 1995, Mr. Haslam was Executive Vice President of Pilot Corporation. Mr. Haslam is also a director of First Horizon National Corporation.

STEPHEN I. SADOVE
Director of the Company since 2002     Age: 55

     Mr. Sadove has served as Chief Executive Officer of Saks Incorporated since January 2006. Before becoming Chief Executive Officer, Mr. Sadove served Saks Incorporated as Vice Chairman from 2004 to 2006 and Chief Operating Officer from 2002 to 2006. Prior to his position with Saks Incorporated, Mr. Sadove served as Senior Vice President of Bristol-Myers Squibb Company and as President of Worldwide Beauty Care from September 2000 to January 2001; as Senior Vice President of Bristol-Myers Squibb Company and as President of Worldwide Beauty Care and Nutritionals from 1998 to September 2000; as President of Worldwide Beauty Care from 1995 to 1998; and as President of Clairol, Inc. from 1991 to 1995. Mr. Sadove also serves on the Board of Trustees of Equity Office Properties.

CLASS III – TERM EXPIRING 2007

JOHN B. MCKINNON
Director of the Company since 1989     Age: 71

     Prior to his retirement in May 1995, Mr. McKinnon was Dean of Babcock Graduate School of Management at Wake Forest University. Prior to his position at Wake Forest University, Mr. McKinnon was President of Sara Lee Food Service from July 1988 through June 1989, and President of Sara Lee Corporation from July 1986 through June 1988. Mr. McKinnon is also a director of Medcath, Inc.

SAMUEL E. BEALL, III
Director of the Company since 1982     Age: 56

     Mr. Beall has served as Chairman of the Board and Chief Executive Officer of the Company since May 1995 and also as President of the Company since July 2004. Mr. Beall served as President and Chief Executive Officer of the Company from June 1992 to May 1995 and President and Chief Operating Officer of the Company from September 1986 to June 1992. Mr. Beall is also a board member of several private companies, including Pilot Corporation, Pilot Travel Centers, LLC, SSC Service Solutions Co., and Blackberry Hotel Co.

     The Board of Directors recommends that you vote FOR
the election of the three nominees for Class II Directors named above.

Directors’ Independence

     As required by the New York Stock Exchange (“NYSE”) corporate governance standards, a majority of the members of the Company’s Board of Directors must be “independent” within the meaning of NYSE rules. The Board of Directors has affirmatively determined that all of the Company’s directors, with the exception of Mr. Beall, are independent within the meaning of the NYSE listing standards. Mr. Beall is disqualified from being “independent” because he is also an executive officer of the Company. Each member of the Board’s Audit, Compensation and Stock Option, and Nominating and Governance Committees is independent as required by their respective charters and the NYSE corporate governance standards. In addition to having to satisfy stated minimum requirements, a Director qualifies as independent under the NYSE listing standards if the Board affirmatively determines that the Director has no material relationship with the Company. In assessing the materiality of a relationship, the Board of Directors has not adopted categorical standards beyond the NYSE minimum criteria, but rather broadly considers all relevant facts and circumstances including responses provided by Directors to questions regarding employment history, affiliations, family, charitable and other relationships.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and greater than ten percent (10%) shareholders (“Reporting Persons”) to file certain reports with respect to beneficial ownership of the Company’s equity securities (“Section 16 Reports”). Based solely on the Company’s review of the Section 16 Reports, including any amendments thereto, filed by the Company on behalf of its Reporting Persons and, where applicable, any written representation from any Reporting Person that they were not required to file a Form 5, except as described below, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 2006 have been complied with on a timely basis. A Form 4 reporting an exercise of stock options and subsequent sale of the underlying stock by A. Richard Johnson, a Senior

Vice President of the Company, was filed late. Two Form 4s reporting the acquisition and exercise of the 30-day option to acquire certain Company stock and stock options under the Company’s Management Stock Option Program (“MSOP”) by the spouse of Kimberly Grant, Senior Vice President – Operations, were late filed.

Directors’ Fees and Attendance

     The Board of Directors met four times during fiscal year 2006. Each director attended one hundred percent (100%) of Board meetings and meetings of any Board committee of which he or she was a member that were held during the fiscal year.

     Directors who are employees of the Company receive no directors’ fees. All non-employee directors currently receive $12,500 quarterly retainers and $4,500 per regularly-scheduled Board meeting attended. Non-employee directors serving on the Audit Committee, the Compensation and Stock Option Committee, or the Nominating and Governance Committee (other than the Chairs of such committees) do not receive any fee for attending committee meetings. In addition, at the beginning of fiscal year 2007, the Board of Directors approved the reinstatement of fees ranging from $2,500 to $5,000 per day for non-employee directors who undertake special projects for the Company or attend special meetings. The Audit Committee Chair receives an annual fee of $20,000, and the other members of the Audit Committee receive an annual fee of $10,000. During fiscal year 2006 the Compensation and Stock Option Committee Chair received an annual fee of $10,000, which was increased effective as of the beginning of fiscal year 2007 to $20,000 due to the increased responsibilities of this position. The Nominating and Governance Committee Chair receives an annual fee of $5,000.

     The Directors’ Plan permits non-employee directors to defer all or a portion (in twenty-five percent (25%) increments) of their retainer(s) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during the respective fiscal quarter. Amounts credited to a director’s deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director’s 70th birthday, or (b) the date the director ceases to be a member of the Board of Directors.

     The Directors’ Plan was amended effective July 6, 2005, to eliminate all deferrals of retainer compensation to purchase Company Common Stock. The July 6, 2005, amendment to the Directors’ Plan also modified the Target Ownership Level required for directors. The amended Directors’ Plan provides that a director will be treated as having attained the Target Ownership Level if he or she owns, on the date of each annual shareholders meeting (“Ownership Level Measurement Date”), at least a number of shares of Common Stock with a fair market value equal to $250,000. For the purposes of determining Target Ownership Level, “fair market value” under the Directors’ Plan means the highest closing price of the Company’s Common Stock for any day during the thirty (30) day period ending on the Ownership Level Measurement Date.

     As also amended effective July 6, 2005, the Directors’ Plan provides for the grant to each non-employee director of an option (“Option”) to purchase 8,000 shares of Common Stock if the director is elected, re-elected or otherwise continues to serve on the Board of Directors at each annual meeting of the shareholders of the Company. Options issued under the Directors’ Plan will become fully exercisable thirty (30) months following the date of grant, and will be exercisable at the fair market value (as defined under the Directors’ Plan) of the Common Stock as of the date of the Option grant. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted.

Committees of the Board of Directors

     The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to three standing committees as follows:

     Audit Committee. The Audit Committee maintains communications with the Company’s independent registered public accounting firm as to the nature of the auditors’ services, fees and such other matters as the auditors believe may require the attention of the Board of Directors. The Audit Committee reviews the Company’s system of internal control over financial reporting and procedures and makes recommendations to the Board with respect thereto. The responsibilities of the Audit Committee are more fully described in its charter. The Audit Committee of the Company’s Board of Directors met four times during fiscal year 2006. The current members of the Audit Committee are Bernard Lanigan, Jr. (Chair), John B. McKinnon, and Dr. Donald Ratajczak. The Board of Directors has determined that each member of the Audit Committee is independent as independence for audit committee members is defined under the NYSE corporate governance requirements and the SEC rules. All of the members of the Audit Committee have significant experience in financial matters and are financially literate as defined in Section 303A of the NYSE listing standards as such qualifications are interpreted by the Board of Directors in its business judgment. In addition, the Board of Directors has determined that at least one member of the Audit Committee, Mr. Lanigan, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the “Compensation Committee”) determines the compensation of the Company’s Chief Executive Officer and makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The responsibilities of the Compensation Committee are more fully described in its charter. The Compensation Committee met four times during fiscal year 2006. The current members of the Compensation Committee are Stephen I. Sadove (Chair), Claire L. Arnold, Kevin T. Clayton, Bernard Lanigan, Jr., John B. McKinnon and Dr. Donald Ratajczak. The Board of Directors has determined that each member of the Compensation Committee is independent as independence for compensation committee members is defined under the NYSE corporate governance requirements.

     Nominating and Governance Committee. The Nominating and Governance Committee (i) identifies individuals qualified to become Board members and recommends director nominees to the Board; (ii) recommends director nominees to the Board to serve on each committee of the Board; (iii) recommends to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics applicable to the Company; and (iv) leads the Board in its performance review of the Board, each committee of the Board and management. The responsibilities of the Nominating and Governance Committee are more fully described in its charter. The Nominating and Governance Committee met two times during fiscal year 2006. The current members of the Nominating and Governance Committee are Claire L. Arnold (Chair), Kevin T. Clayton, James A. Haslam, III, Bernard Lanigan, Jr., John B. McKinnon, Dr. Donald Ratajczak, and Stephen I. Sadove. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent as independence for nominating committee members is defined under the NYSE corporate governance requirements.

     The Nominating and Governance Committee has adopted a formal policy and procedure with regard to the consideration of any director candidates recommended by shareholders. Consistent with these procedures, the Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. Recommendations may be sent to the Nominating and Governance Committee, c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

     In considering potential candidates for election to the Company’s Board of Directors, the Nominating and Governance Committee observes the following guidelines, among other considerations: (i) the composition of the Board of Directors must include a majority of independent directors; (ii) each director nominee shall be selected without regard to sex, race, religion or national origin; (iii) each director nominee should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others; (iv) each director nominee should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; (v) each director nominee should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; (vi) each director nominee should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at Board of Directors and committee meetings and advance review of Board of Directors and committee materials; and (vii) each director nominee should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

     In addition, the Company’s Articles of Incorporation provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors so long as written notice of such shareholder’s intent to make such nomination has been given no later than 90 days in advance of the annual meeting. Each notice of intent to nominate one or more persons for the election of directors must set forth (i) the name and address of the shareholder making the nomination and the person or persons being nominated; (ii) a representation that the shareholder is a holder of Common Stock entitled to vote at the annual meeting and that the shareholder will appear either in person or by proxy at the annual meeting; (iii) a description of any arrangements between the shareholder and the person or persons being nominated pursuant to which the shareholder intends to make the nomination; (iv) such other information regarding each nominee as would be required by the proxy rules of the SEC if the nominee were to be nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company.

Policy with Regard to Directors’ Attendance at Annual Meeting of Shareholders

     The Board of Directors has adopted a policy requiring that, absent unusual circumstances, members of the Board of Directors are expected to attend each annual meeting of the shareholders of the Company. All of the members of the fiscal year 2006 Board of Directors attended the 2005 Annual Meeting of Shareholders.

Policy by Which a Presiding Director is Chosen to Chair Executive Sessions of Non-Management Directors

     A majority of the non-management directors selects one non-management director to serve as the Chair of the executive sessions of the non-management directors. The non-management directors met without management present in executive sessions four (4) times during fiscal year 2006.

Procedure for Shareholder Communication with Directors

     Shareholders may send communications to the Board of Directors, to individual directors, or to the non-management directors as a group by mail c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801. Shareholders may also send communications to the Board of Directors by electronic mail at boardofdirectors@rubytuesday.com.

CORPORATE GOVERNANCE

     The Company is committed to the highest standards of integrity and corporate governance. The Company believes that its corporate governance policies and practices meet or exceed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards regarding corporate governance. In particular:

  the Board of Directors has determined that all of the non-management directors are independent as independence of directors is defined under the NYSE corporate governance requirements;
  all committees of the Board of Directors are composed of directors who are independent as independence of directors is defined under the NYSE corporate governance requirements;
  the Board of Directors has determined that all of the members of the Audit Committee are independent as independence for audit committee members is defined under the NYSE corporate governance requirements;
  the Board of Directors has established a Nominating and Governance Committee, which adopted its own charter;
  the Board of Directors adopted Corporate Governance Guidelines; and
  the Board of Directors adopted a Code of Business Conduct and Ethics applicable to all of the Company’s employees, including its executive officers.

     The Company’s Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Business Conduct and Ethics, Corporate Governance Guidelines, and Code of Ethical Conduct for Financial Professionals can be found on the Company’s web site at www.rubytuesday.com. Those materials are also available in print, without charge, upon request directed to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

EXECUTIVE COMPENSATION

     This section of the Proxy Statement discloses compensation for services rendered to the Company during each of the last three (3) fiscal years, which compensation was awarded to, paid to, or earned by the Company’s Chief Executive Officer and each of the four (4) other executive officers of the Company who were the most highly compensated and whose salary and bonus exceeded $100,000 in fiscal year 2006 (collectively, these persons are hereinafter sometimes referred to as the “Named Executives”).

SUMMARY COMPENSATION TABLE

					Long Term	All Other
		Annual Compensation			Compensation	Compensation
				Other Annual	Awards
	Fiscal			Compensation	Options/
Name and Position	Year	Salary ($) (1)	Bonus ($)	($) (2)	SARs (#)	($) (3)
Samuel (Sandy) E. Beall, III	2006	1,098,436	1,366,963	5,903	516,454	23,443
Chairman of the Board,	2005	1,045,547	0	2,100	484,344	17,916
Chief Executive Officer	2004	1,005,334	1,760,637	4,197	454,220	11,697
and President

Marguerite N. Duffy	2006	331,250	368,911	578	100,000	7,065
Senior Vice President and	2005	259,808	0	1,275	91,017	5,335
Chief Financial Officer	2004	249,338	375,000	2,552	91,902	5,777

A. Richard Johnson	2006	262,818	292,699	6,161	90,000	18,441
Senior Vice President	2005	250,164	0	0	90,000	3,461
	2004	240,542	361,080	2,408	91,794	2,397

Nicolas N. Ibrahim	2006	305,769	340,534	0	100,000	3,279
Senior Vice President	2005	243,180	0	1,275	101,017	2,059
and Chief Technology Officer	2004	233,827	351,000	2,552	101,902	2,600

Mark S. Ingram	2006	272,950	267,830	1,396	90,000	7,332
President, Franchise	2005	259,808	0	1,500	101,197	8,336
	2004	250,000	375,000	3,000	102,238	7,217
____________________

(1)	The Company’s fiscal year 2006 contained 53 weeks as compared to fiscal years 2004 and 2005 which each contained 52 weeks.

(2)	Under the Company’s MSOP, eligible employees of the Company may purchase shares of Common Stock up to established annual limits if pre-established Corporate, Division, Region, District or Restaurant goals, as the case may be, are achieved. For each share of Common Stock purchased under the MSOP, the participant receives .15 of a “bonus share” and a five-year option to purchase three times the number of shares purchased plus the related bonus shares. The shares purchased and the related bonus shares are generally subject to a two-year restriction on resale. The value of the bonus shares received in connection with the purchase of shares of Common Stock under the MSOP by the Named Executives is included in this column. Also included in this column are amounts reimbursed to the Named Executives for the income taxes associated with the Company's payment of the Named Executives’ portion of life insurance premiums paid in fiscal year 2006 as follows: Mr. Beall, $5,903; Ms. Duffy, $578; Mr. Ingram, $1,396; and Mr. Johnson, $6,161.

(3)	The amounts in this column include the following: (a) Company matching contributions under the Company’s 2005 Deferred Compensation Plan (the “Deferred Compensation Plan”) for fiscal year 2006 and part of fiscal year 2005 and contributions under the Company’s Predecessor Plan for part of fiscal year 2005 and all of fiscal year 2004, respectively: Mr. Beall, $6,296, $2,823 and $4,953; Ms. Duffy, $4,725, $4,027 and $4,081; Mr. Johnson $0, $0, and $0; Mr. Ibrahim, $3,279, $2,059 and $2,600; and Mr. Ingram, $2,716, $3,609 and $5,054; (b) executive group life and accidental death and dismemberment insurance plan premiums paid for fiscal years 2006, 2005 and 2004, respectively: Mr. Beall, $732, $1,308 and $1,308; Ms. Duffy, $732, $1,308 and $1,308; Mr. Johnson, $1,308, $1,303 and $1,308; Mr. Ibrahim, $0, $0 and $0; and Mr. Ingram, $732, $1,308 and $1,303; and (c) employee portion of life insurance premiums paid for fiscal years 2006, 2005 and 2004, respectively: Mr. Beall, $16,415, $30,200 and $21,851; Ms. Duffy, $1,608, $1,608 and $1,996; Mr. Johnson, $17,133, $19,291and $18,222; Mr. Ibrahim, $0, $0 and $0; and Mr. Ingram, $3,884, $7,303 and $4,744.

OPTION GRANTS IN FISCAL YEAR 2006

     The following table presents information regarding options to purchase shares of Common Stock granted by the Company during fiscal year 2006 to the Named Executives. The Company has no outstanding stock appreciation rights (“SARs”) and did not grant any SARs to Named Executives during fiscal year 2006.

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Stock Price Appreciation
					for Option Term (3)
	Individual Grants				5%	10%
	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise of
	Options/SARs	Employees in	Base Price	Expiration	Dollar	Dollar
Name	Granted (#) (1)	Fiscal Year (2)	($/Share)	Date	Gains ($)	Gains ($)
S. E. Beall, III	516,454	30.43%	30.14	03-28-11	4,300,578	9,503,152
M. N. Duffy	100,000	5.89%	30.14	03-28-11	832,713	1,840,077
A. R. Johnson	90,000	5.30%	30.14	03-28-11	749,441	1,656,069
N. N. Ibrahim	100,000	5.89%	30.14	03-28-11	832,713	1,840,077
M. S. Ingram	90,000	5.30%	30.14	03-28-11	749,441	1,656,069
____________________

(1)	The indicated options have a term of five years and were granted pursuant to the 2003 SIP. The options granted under the 2003 SIP become exercisable after 30 months following the date of grant. In the event of a change in control of the Company, the vesting of options will be accelerated unless the committee administering the plan elects to cash-out the options.

(2)	Based on an aggregate of 1,697,276 options granted by the Company in fiscal year 2006.

(3)	The Potential Realizable Values are calculated as follows: Market Price at Grant x (1 + Stock Price Appreciation Rate) – Exercise Price; x Number of Underlying Shares. Because these Potential Realizable Values are based on annualized compound rates of increase over a five-year term of the option, the total potential appreciation on annual appreciation rates of 5% and 10% is 27.6% and 61.0%, respectively.

AGGREGATED OPTION EXERCISES IN
FISCAL YEAR 2006 AND FISCAL YEAR END OPTION VALUES

     The following table presents information regarding exercises of options to purchase shares of Common Stock during fiscal year 2006 by the Named Executives and the value of unexercised options to purchase Common Stock held at June 6, 2006. There were no SARs outstanding during fiscal year 2006.

			Number of Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at FY-End	Options at FY-End ($) (2)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($) (1)	Unexercisable	Unexercisable
S. E. Beall, III	574,286	5,390,710	1,053,296 / 1,602,190	4,586,304 / 9,187,384
M. N. Duffy	93,657	753,069	275,703 / 190,000	1,195,396 /169,200
A. R. Johnson	88,000	719,498	271,794 / 180,000	1,181,700 / 169,200
N. N. Ibrahim	90,000	961,560	179,773 / 200,000	382,066 / 188,000
M. S. Ingram	85,487	808,782	306,075 / 190,000	1,326,219 / 188,000
____________________

(1)	Value Realized is calculated as follows: (Per Share Closing Price on date of exercise) – (Per Share Exercise Price) x Number of Shares for which the option was exercised.

(2)	Value of Unexercised In-the-Money Options at fiscal year end is calculated as follows: (Per Share Closing Price on June 6, 2006) – (Per Share Exercise Price) x Number of Shares Subject to Unexercised Options. The per share closing sale price on June 6, 2006, the last trading day of fiscal year 2006, was $27.18.

EQUITY/RETIREMENT COMPENSATION PLAN INFORMATION

     The following table presents information as of the end of fiscal year 2006 with respect to equity compensation plans of the Company:

'
	(a)	(b)	(c)
			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by	7,470,884	$25.92	2,636,119
security holders
Equity compensation plans not approved by	1,423,684 (2)	$22.81 (3)	0 (4)
security holders (1)
Total	8,894,568		2,636,119
____________________

(1)	The equity compensation plans in this category are the Predecessor Plan and the 2003 SIP. Grants of equity incentives are not reflected in this category. The material features of these plans are described in Notes 7 and 8, respectively, to the Company’s Consolidated Financial Statements for fiscal 2006.

(2)	Includes 448,517 share equivalent units outstanding under the Predecessor Plan and shares subject to options issued under the 2003 SIP before it was approved by the shareholders.

(3)	Does not reflect share equivalent units under the Predecessor Plan.

(4)	Does not reflect shares that may become issuable under the Predecessor Plan because the Company does not have a specific number of shares reserved for issuance thereunder.

   Retirement Plan

     The Company is a sponsor of the Morrison Restaurants Inc. Retirement Plan (the “Retirement Plan”). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan. A participant’s accrued annual benefit is determined generally by adding A and B below, as applicable:

(A) one-fourth percent (1/4%) of pay up to that year’s Social Security Wage Base, plus one and one-fourth percent (1 1/4%) of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

(B) one-fourth percent (1/4%) of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus one and one-fourth percent (1 1/4%) of such pay in excess of $14,400, multiplied by the number of credited years of service with the Company up to January 1, 1986.

     Normal retirement age for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried, or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant’s accrued benefit becomes vested upon completion of five years of service after age 18.

     Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, as described below.

Executive Supplemental Pension Plan

     Eligible Named Executives of the Company participate in the Company’s Executive Supplemental Pension Plan (“ESPP”). The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. As a condition of entry to the ESPP, future participants must complete five (5) years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

     A participant’s accrued benefit in the ESPP equals two and one-half percent (2 1/2%) of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus one percent (1%) of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable in the form of a single life annuity payable to the participant under the Retirement Plan; and less an offset for Social Security benefits calculated based on the most generous formula in effect under the Social Security laws during the participant’s membership in the ESPP. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits may be paid under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement age for purposes of the ESPP is age 60, although a participant with at least five years of service may retire with an actuarially reduced benefit as early as age 55. Supplemental early retirement provisions allow designated participants to receive unreduced benefits, enhanced benefits, and/or early commencement of benefit payments, depending upon age and service criteria specified in the ESPP. A participant’s receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement. Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table.

Executive Supplemental Pension Plan
Estimated Annual Benefits for Representative Years of Service to Age 60

Annual Average					30 Years
Base Salary	10 Years	15 Years	20 Years	25 Years	or More
$ 250,000	$ 62,500	$93,750	$ 125,000	$ 137,500	$ 150,000
275,000	68,750	103,125	137,500	151,250	165,000
300,000	75,000	112,500	150,000	165,000	180,000
400,000	100,000	150,000	200,000	220,000	240,000
500,000	125,000	187,500	250,000	275,000	300,000
600,000	150,000	225,000	300,000	330,000	360,000
700,000	175,000	262,500	350,000	385,000	420,000
800,000	200,000	300,000	400,000	440,000	480,000
900,000	225,000	337,500	450,000	495,000	540,000
1,000,000	250,000	375,000	500,000	550,000	600,000

     All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 60. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

     For the eligible Named Executives, only the compensation listed in the Salary column of the Summary Compensation Table qualifies for purposes of calculating benefits under the ESPP. Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are: Mr. Beall, 34 years, $1,077,711; Ms. Duffy, 16 years, $325,000; Mr. Johnson, 12 years, $257,859; Mr. Ibrahim, 5 years, $300,000; and Mr. Ingram, 26 years, $267,800.

Management Retirement Plan

     The Company’s Management Retirement Plan (“MRP”) provides a select group of management or highly compensated employees a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time. The MRP was frozen as of June 1, 2001, so that no additional benefits have accrued and no new participants have been permitted since that date.

     A participant’s single-life annuity accrued benefit in the MRP equals one and one-half percent (1 1/2%) of the participant’s average compensation determined over the five-year period immediately preceding the earlier of the participant’s termination of employment or June 1, 2001, multiplied by the participant’s years of credited service prior to June 1, 2001 not in excess of 20 years; plus two percent (2%) of the participant’s average compensation determined over such five-year period, multiplied by the participant’s years of credited service prior to June 1, 2001 in excess of 20 years, but not in excess of 30 years; minus the sum of (a) the participant’s Retirement Plan benefits, (b) the participant’s Social Security benefits, and (c) the participant’s ESPP benefit (as described above). For purposes of determining a participant’s accrued benefit, a year’s compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

     Normal retirement age for purposes of the MRP is age 65, although a participant may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried, or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of an actuarially reduced benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

     Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

Management Retirement Plan
Estimated Annual Benefits for Representative Years of Service to Age 65

Final				30 or
Average Salary	15	20	25	More
$ 40,000	$ 9,000	$12,000	$16,000	$20,000
60,000	13,500	18,000	24,000	30,000
80,000	18,000	24,000	32,000	40,000
100,000	22,500	30,000	40,000	50,000

     Years of credited service and salary covered by the MRP for the eligible Named Executive is 34 years and $100,000 for Mr. Beall and 26 years and $100,000 for Mr. Ingram.

Employment Agreement

     The Company has an employment agreement with Samuel E. Beall, III, pursuant to which Mr. Beall has agreed to serve as Chief Executive Officer of the Company until June 18, 2010. The employment agreement may continue for any subsequent renewal periods agreed to by the Company and Mr. Beall.

     Under the employment agreement as amended to date, Mr. Beall is compensated at an initial base salary rate equal to $860,000 a year, adjusted annually by an amount equal to the greater of (a) four percent (4%) of the base salary then in effect, or (b) an amount determined by the Board of Directors, or an appropriate committee thereof, based upon peer group competitive market data (as so adjusted from time to time, the “Base Salary”). Mr. Beall’s base salary for fiscal 2007 has been set at $1,125,000. In addition, under the employment agreement, Mr. Beall is entitled to an annual bonus opportunity pursuant to the terms of the Chief Executive Officer’s Incentive Bonus Plan (“CEO Bonus Plan”), based upon performance criteria approved by the Board of Directors, or an appropriate committee thereof, currently with a target bonus equal to one hundred percent (100%) of Base Salary and a maximum bonus equal to one hundred seventy-five percent (175%) of Base Salary. Under the employment agreement, Mr. Beall is also entitled to participate in such long-term incentive compensation programs as may be developed from time to time for the senior management of the Company, including annual grants of stock options and life insurance coverage providing a death benefit of not less than four times Base Salary, payable to such beneficiary or beneficiaries as Mr. Beall may designate. This life insurance obligation may be satisfied in whole or in part by Mr. Beall’s participation in the Company’s Executive Life Insurance Plan.

     The employment agreement provides that in the event of a Qualified Termination of Mr. Beall’s employment following a Change of Control, or if the Company terminates Mr. Beall’s employment other than for Cause (defined herein), Mr. Beall will be entitled to receive: (a) immediate payment of any obligations accrued but unpaid as of the date of termination; (b) immediate payment of a lump sum amount equal to the product of three, multiplied by the sum of (i) Base Salary then in effect, plus (ii) the greater of (A) the target annual bonus for the fiscal year in which the Qualified Termination occurs, or (B) the average of the last three annual bonuses earned by Mr. Beall; (c) immediate payment of a pro rata portion of the target annual bonus for the fiscal year in which the Qualified Termination occurs; and (d) the provision of health, life and disability coverages to Mr. Beall and eligible dependents for a period of 36 months at active employee rates (or cash payment equal to the cost of any such coverage to the extent such continued coverage cannot be provided pursuant to any underlying insurance policy then in effect or where such continued coverage would have adverse tax effects to Mr. Beall or other plan participants). Payment of obligations under any other employee benefit plans will be determined in accordance with the provisions of those plans; provided, however, that Mr. Beall’s accrued benefit under the ESPP will be determined by increasing Mr. Beall’s actual years of continuous service by an additional three full years. These payments will be “grossed up” for any excise tax Mr. Beall may be required to pay under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

     Pursuant to the employment agreement, Mr. Beall agreed (a) to hold the Company’s confidential information and trade secrets in strictest confidence; and (b) neither to use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Company’s confidential information and trade secrets or any physical embodiments thereof nor to take any action causing, or fail to take any action necessary in order to prevent, any of the Company’s confidential information and trade secrets from losing their character or ceasing to qualify as confidential information or a trade secret. These covenants will survive the termination of the employment agreement for a period of two years following termination of the employment agreement with respect to confidential information, and with respect to trade secrets for as long as the information qualifies as a trade secret under applicable law.

     In addition, Mr. Beall agreed that during his employment by the Company and for a period of three years thereafter (a) he will not (except on behalf of, or with the prior written consent of, the Company), within the United States, either directly or indirectly, on his own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken by Mr. Beall on behalf of the Company, engage in any business that is the same as or essentially the same as the business of the Company; and (b) he will not, on his own behalf or in the service or on behalf of others, solicit or recruit any employee of the Company with whom he worked or had dealings in the course of his employment with the Company. Mr. Beall also agreed that at any time during or after his employment with the Company, he will not make any disparaging remarks to the public regarding the Company or otherwise attempt to cast the Company in an unfavorable light.

     Under the employment agreement, “Cause” means, with respect to termination of Mr. Beall’s employment by the Company: (a) conviction of a felony; (b) conduct constituting a willful refusal to perform any material duty assigned by the Board of Directors; (c) conduct that amounts to fraud against the Company or its affiliates; (d) a breach of the terms of the employment agreement that is materially injurious to the Company or its affiliates; or (e) conduct that amounts to willful gross neglect or willful gross misconduct resulting in material economic harm to the Company or its affiliates.

     “Change of Control” generally means: (a) the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors; (b) a change in the composition of the Board of Directors within any twelve (12) month period such that the persons who were directors of the Company immediately before the beginning of such twelve (12) month period (the “Incumbent Directors”), or who were elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors, shall cease to constitute at least a majority of the Board of Directors; provided, however, that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors shall be deemed to be an Incumbent Director; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; (d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or (e) the liquidation or dissolution of the Company.

     “Qualified Termination” means, during the term of the employment agreement, any one of the following events: (a) an involuntary termination of Mr. Beall’s employment by the Company other than for Cause; (b) a resignation by Mr. Beall for any reason within twelve (12) months following a Change of Control; or (c) a resignation by Mr. Beall following a Change of Control for any one of the following reasons: (i) a reduction in his then current Base Salary or a reduction in his target bonus opportunity, expressed as a percentage of Base Salary; (ii) a failure to elect or re-elect him to the positions of Chief Executive Officer and Chairman of the Board of Directors; (iii) a material diminution in his duties or responsibilities; or (iv) a change in supervisory authority such that he no longer reports directly to the Board of Directors.

     The Company estimates the value of the compensation and benefits payable under the Change in Control provisions of Mr. Beall’s employment agreement, as of the date of this Proxy Statement, if such provisions were triggered by a Change in Control, to be approximately $10,550,576.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee, which is composed solely of non-employee directors, has furnished the following report on executive compensation.

Overall Compensation Philosophy

     The Company has long emphasized the performance-based elements of executive compensation. These elements closely align performance measures with current business strategy and are designed to motivate executives over the short and long term to achieve Company financial performance goals and increase shareholder value. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

  base salaries are competitive with similar high-performance restaurant and retail companies;

  a significant portion of executive compensation is tied to the Company’s success in meeting predetermined earnings per share growth and other annual and long-term performance goals; and

  executives are required to own specified amounts of Common Stock, resulting in direct alignment of executive and shareholder interests.

     The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company’s executives to achieve the goals inherent in the Company’s business strategy.

     The key components of the Company’s executive compensation packages are base salary, annual incentive opportunities, and equity ownership devices. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, the Company provides an executive retirement plan, a deferred compensation plan, and certain other benefits to all executives of the Company, as well as severance and change-in-control benefits to the Chief Executive Officer, each of which are more fully described within other sections of this report and the Proxy Statement.

Base Salaries

     The Company’s general approach for base compensation of its officers, including the Chief Executive Officer and the Named Executives, is to establish salary ranges with market targets that are in the 75th to 90th percentile of the competitive market in the casual dining and retail industry for the Chief Executive Officer and in the 50th to 75th percentile for the other executives. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. This reflects the previously stated objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market as well as individual performance.

Annual Incentive Compensation

     The Company’s annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Annual incentive opportunities are established for all executives of the Company, with the exception of the Chief Executive Officer whose incentives are separately determined pursuant to the CEO Bonus Plan, and are dependent upon each executive’s respective organizational levels and responsibilities as well as competitive market practices. Corporate and individual performance objectives are established at the beginning of each fiscal year.

     Potential incentives for executives with the Company are tied to growth in earnings per share, as well as certain qualitative measures. For fiscal year 2006, annual incentive compensation opportunities for executives ranged from fifteen percent (15%) to forty percent (40%) of base salary if “minimum” goals were achieved, thirty percent (30%) to eighty percent (80%) of base salary if the “target” goals were achieved, and fifty percent (50%) to one hundred fifty percent (150%) of base salary if the “maximum” goals were achieved. Certain staff Vice Presidents have an opportunity to earn additional incentive compensation up to fifty percent (50%) of base salary to be paid out over two (2) years provided certain minimum earnings targets are achieved. In October 2005, the Compensation Committee, in connection with a meeting of the Board of Directors, reviewed the performance goals under the annual incentive compensation plans and determined that the financial impact of the 2005 hurricane season could potentially undermine the plans’ effectiveness at encouraging management to drive financial performance in the remaining three quarters of the Company’s fiscal year. The Committee indicated that, in order to drive performance for the remainder of the fiscal year, it would evaluate incentive compensation at the end of the fiscal year and consider the impact from energy and hurricane-related events. In July 2006, based upon its evaluation, the Compensation Committee approved an earnings per share growth calculation that took into account the financial impact caused by energy costs and hurricane-related events. This earnings per share growth calculation was approved for use in determining incentive compensation paid under the incentive plans. The Compensation Committee also modified the same restaurant sales target in determining the incentive compensation paid under the plans.

     Performance for fiscal year 2006 measured against the objectives contained in the incentive plan resulted in awards of incentive compensation for each of the Named Executives as reflected in the Summary Compensation Table. Such awards to the Named Executives generally represented approximately sixty-six percent (66%) to seventy-six percent (76%) of the total incentive awards that could have been earned by such Named Executives. The Company has a separate bonus plan for the Chief Executive Officer, described in more detail below, which is similar in structure to the incentive plan for the other executives.

Executive Stock Ownership

     Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders, the Company encourages all employees to make a personal investment in the Company’s Common Stock. Ownership requirements have been developed for the Company’s top management group. The following requirements apply to various organization levels: Chief Executive Officer, a minimum of four times base salary; President and business unit presidents, a minimum of three times base salary; Senior Vice Presidents, a minimum of two times base salary; and certain Vice Presidents, a minimum of one times base salary. These objectives must be attained within the five-year period commencing with the date of hire or promotion, as appropriate, with the minimum to be fully achieved at the end of such five-year period, and may be accomplished through the exercise of stock options, other stock incentives, open market purchases effected by the employee on his own behalf or by his spouse or on behalf of his children under age 21, or through participation in the Company’s predecessor Plan. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based compensation plans.

Long-Term Incentive Compensation

     Awards under the Company’s stock-based compensation plans directly link potential participant rewards to increases in shareholder value. The Company maintains stock incentive plans for executive officers and other key employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

     Executive Stock Option Program. The Company has an Executive Stock Option Program (“ESOP”), which provides for option grants to its key employees at the regional partner level and above, depending upon the key employee’s position within the Company. The options are issued at fair market value, as defined under the ESOP, have a five-year term, and generally vest 30 months after the date of the grant. In order for key employees to receive option grants under this program, they must meet certain minimum Common Stock ownership requirements. During fiscal year 2006, option grants ranging from 2,500 to 516,454 shares, for a total of 1,598,954 shares, were made under this program.

     Management Stock Option Program. The Company maintains the Management Stock Option Program (“MSOP”) for certain full-time exempt employees. Based on organization level, eligible employees may purchase shares of Common Stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive a five-year option to purchase three times the number of shares of Common Stock obtained at a per share exercise price equal to the fair market value, as defined under the MSOP, of a share of Common Stock on the date of grant. These options generally vest two years after the date of the grant. The right to purchase Common Stock under this program is conditioned on the achievement of Corporate, Division, Region, District or Restaurant goals, as the case may be. There generally is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. The Company granted options to purchase an aggregate of 50,322 shares of the Company’s Common Stock to employees under this program during fiscal year 2006.

     Restricted Stock. The Company may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company. The Company granted a restricted stock award to its Senior Vice President – Operations, Kimberly Grant, on October 5, 2005. Pursuant to the restricted stock award agreement, one-third (1/3) of these shares will vest on October 5, 2008, another one-third (1/3) of the shares will vest on October 5, 2009, and the remaining shares will vest on October 5, 2010, provided that Ms. Grant is employed with the Company on each of these dates.

Chief Executive Officer Compensation

     Pursuant to the terms of Mr. Beall’s employment agreement, and based on recommendations made by the Compensation Committee (which took into consideration the terms of Mr. Beall’s employment agreement and competitive market data), Mr. Beall’s base salary for fiscal year 2006 was $1,077,711.

     The CEO Bonus Plan was approved by the shareholders at the 1994 Annual Meeting of Shareholders and was reapproved at both the 1999 Annual Meeting of Shareholders and the 2004 Annual Meeting of Shareholders. In addition, at the 2002 Annual Meeting of Shareholders, the Company’s shareholders approved an amendment to the CEO Bonus Plan to increase the maximum annual bonus limit to $2,000,000. Pursuant to the CEO Bonus Plan, the Chief Executive Officer may earn a cash bonus determined as a percentage of his salary if predetermined levels of growth in earnings per share are achieved by the Company. For fiscal year 2006, the Chief Executive Officer’s bonus opportunity was twenty-five percent (25%), fifty percent (50%), one hundred percent (100%) and one hundred seventy-five percent (175%) of his base salary if the Company achieved or exceeded the “threshold,” “minimum,” “target” and “maximum” earnings per share growth level, respectively, with a proportional increase in the bonus for every one-tenth (1/10) of a percent increase in earnings per share growth between such performance levels. For fiscal year 2006, the Compensation Committee approved an earnings per share growth calculation that took into account the financial impact of energy and hurricane-related costs. For fiscal year 2006, Mr. Beall earned an incentive bonus pursuant to the CEO Bonus Plan of $1,366,963.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. In order to preserve the Company’s ability to deduct certain performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee recommended that the Company seek shareholder approval for certain incentive compensation programs for the Chief Executive Officer. Pursuant to the Compensation Committee recommendation, the Company submitted to the shareholders for approval, and the shareholders approved, the CEO Bonus Plan at the 1994 Annual Meeting of Shareholders. In order to continue to preserve the Company’s ability to deduct annual incentive compensation paid to the Chief Executive Officer, the CEO Bonus Plan was reapproved at both the 1999 Annual Meeting of Shareholders and the 2004 Annual Meeting of Shareholders, and an amendment to increase the maximum annual bonus that may be paid thereunder was submitted to, and approved by, the shareholders at the 2002 Annual Meeting of Shareholders. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code, the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

Board of Directors and Compensation Committee

     The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation, including stock options. Members of the Compensation Committee also administer the Company’s stock-based incentive plans. The Compensation Committee met four times during fiscal year 2006. The Board of Directors ratified all decisions of the Compensation Committee during fiscal year 2006.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2006, there were no Compensation Committee interlocks or insider participation in compensation decisions. The members of the Compensation Committee are named below.

Stephen I. Sadove (Chair)	Claire L. Arnold	Kevin T. Clayton
Bernard Lanigan, Jr.	Dr. Donald Ratajczak	John B. McKinnon

RELATED PARTY TRANSACTIONS

     The Company was party to a lease with Holrob-Mercedes Place General Partnership, a Tennessee general partnership (“Holrob-Mercedes”), in which Susan Bagwell Haslam and William E. Haslam, the wife and brother of James A. Haslam, III, a director of the Company, each hold a 25 percent (25%) interest. On February 28, 2006, Holrob-Mercedes sold its interest in the leased premises to a third party unrelated to the Company. During fiscal year 2006, the Company made payments to Holrob-Mercedes under the lease in the amount of $57,263.

     On or near September 8, 2005, the Company engaged the services of Rivr Media, Inc., of which Susan Bagwell Haslam, the wife of James A. Haslam, III, serves as Chief Executive Officer, to provide media production services. During fiscal year 2006, the Company paid Rivr Media, Inc. the aggregate amount of $23,679 for these services to the Company.

     On or near October 12, 2005, the Company engaged the services of Blackberry Design, an affiliate of Blackberry Farm, to manage the remodel, expansion, design and furnishing of the Company’s 62-bedroom Ruby Tuesday Lodge and restaurant on a cost-plus basis. Under this arrangement, the Company paid the cost of all furnishings, fixtures, and third-party services plus a design fee of 35% of all furnishings and a fee of 15% of all third-party services contracted by Blackberry Farm on behalf of the Company. The total cost of all furnishings, fixtures and third-party services was $918,719, which included $120,325, inclusive of tax, in reimbursements to Blackberry Farm for certain furnishings and resulted in design fees being paid to Blackberry Farm in the amount of $313,585. Also during fiscal year 2006, the Company paid Blackberry Farm $31,304 for management programs held at Blackberry Farm and design consultation services provided by Blackberry Design in connection with new restaurant prototypes. Blackberry Farm is owned by Samuel E. Beall, III, the Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Beall’s spouse and their children.

     Mark S. Ingram, who is a brother-in-law of Samuel E. Beall, III, Chairman of the Board, President and Chief Executive Officer of the Company, is an employee of the Company. Mr. Ingram’s compensation for fiscal year 2006 consisted of base salary of $272,950, bonus compensation of $267,830 and 90,000 stock options granted under the ESOP on March 28, 2006, which will vest on September 28, 2008 and expire on March 28, 2011.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S
STOCK INCENTIVE AND DEFERRED COMPENSATION PLAN FOR DIRECTORS

     The Board of Directors has adopted, and recommends that the shareholders approve, an amendment to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the “Directors’ Plan”) to provide for the grant of annual option awards, annual grants of restricted stock or a combination of both, as described below. The affirmative vote of a majority of votes cast by holders of the shares of the Company’s Common Stock represented in person or by proxy at a meeting at which a quorum is present is required for adoption of the amendment to the Directors’ Plan. This amendment was adopted to provide a measure of flexibility in the types of equity incentives granted to directors with the intent that the types of incentives granted annually will reflect the composition of the differing types of awards granted to employees.

     The following description of the Directors’ Plan is qualified in its entirety by reference to the applicable provisions of the plan document, the full text of the amendment is set forth on Annex A and is made a part of this proxy statement.

Purpose

     The purpose of the Directors’ Plan is to provide incentives to eligible directors that are aligned with the interests of shareholders, to encourage share ownership by eligible directors, and to provide a means of recruiting and retaining qualified director candidates.

Eligibility

     The non-employee members of the Board of Directors are the only persons eligible to participate in the Directors’ Plan. The aggregate benefits and amounts that will be received in the future by the non-employee Directors are not presently determinable. As of the date of this proxy statement, there were seven (7) non-employee directors.

Description of General Terms

     Administration. The Directors’ Plan is administered by the Board of Directors.

     Shares Reserved. The Directors’ Plan reserves for issuance pursuant to equity awards authorized by the terms thereof a total of 950,000 shares of Common Stock, subject to adjustment as provided by the terms of the Directors’ Plan, approximately 294,829 of which remain available for issuance.

     Deferred Compensation Accounts. The Directors’ Plan permits non-employee directors to defer all or a portion (in twenty-five percent (25%) increments) of their retainer and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of such accounts during such fiscal quarter. Amounts credited to a director’s deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director’s 70th birthday, or (b) the date the director ceases to be a member of the Board of Directors.

     Award of Restricted Stock. The Directors’ Plan, as amended, provides that each non-employee director will be granted a restricted stock award as of the date of each annual meeting of the shareholders of the Company beginning with the 2006 Annual Shareholder Meeting, if (i) the director is elected or reelected as a director of the Company at that meeting or otherwise continues to serve as a director of the Company immediately following that meeting and (ii) the Board of Directors affirmatively approves the grant of restricted stock awards to otherwise eligible directors for that annual meeting. The number of shares of Common Stock subject to each restricted stock award shall be determined by the Board of Directors at the time a determination is made to grant restricted stock awards with respect to any particular annual meeting of shareholders, but in no event shall that number exceed the maximum annual option award divided by the conversion factor. Under the current conversion factor, the maximum number of shares of stock that could be subject to each restricted stock award is 2,353. The maximum number of shares of Common Stock that may be subject to any annual restricted stock award will be adjusted in the event of recapitalizations or similar events affecting the Company.

     One-third (1/3) of the shares of Common Stock subject to a restricted stock award shall vest on each of the first three (3) anniversary dates of the original grant date for that restricted stock award, provided the director remains a member of the Board of Directors as of the applicable anniversary date. If a director ceases to be a member of the Board of Directors prior to the third anniversary of the grant date of a restricted stock award, any unvested shares under that restricted stock award shall be forfeited. All shares of Common Stock subject to a restricted stock award shall become vested on the date the director ceases to be a member of the Board of Directors on account of death, disability, upon attaining age 70 or upon a change in control.

     Award of Options. The Directors’ Plan also provides for annual option grants to each non-employee director to purchase up to 8,000 shares of Common Stock if the director is elected or re-elected, or otherwise continues, to serve on the Board of Directors at each annual meeting of the shareholders of the Company. The maximum number of shares of Common Stock that may be subject to any annual option grant may be adjusted in the event of recapitalizations or similar events affecting the Company.

     The number of shares of Common Stock subject to each annual option will be reduced (but not below zero) by the product of (x) the number of shares of Common Stock subject to each restricted stock award, if any, granted for the same annual meeting of shareholders, multiplied by (y) a conversion factor. The conversion factor is designed to represent the present value of an option to purchase a share of Common Stock under an accepted option valuation methodology, as described in the plan. The conversion factor is set at 3.4 initially, but is to be adjusted no less frequently than every three years applying the same valuation methodology. The annual options will be granted at fair market value as of the date of the annual meeting of shareholders. Each annual option shall expire generally upon the earlier of the fifth anniversary of the option grant date or 90 days following the date the director ceases to serve as a director of the Company other than for cause and 15 days following the date the director ceases to serve as a director of the Company for cause. The annual options will become exercisable 30 months following the date of grant or earlier in the event of death, retirement, disability or certain changes in control. Non-employee directors, whose service with the Company ends prior to the option term, other than for cause, may exercise a pro rata portion of the option.

     Target Ownership Levels. Shares of Common Stock purchased through the exercise of the annual options generally may not be transferred during any period of time, prior to the director’s death, that he or she has not attained his or her target ownership level. A director will be treated as having attained the “target ownership level” if he or she owns a number of shares of Common Stock with a fair market value equal to or exceeding $250,000.

Amendments or Termination

     The Directors’ Plan may be amended or terminated by the Board of Directors at any time without shareholder approval, although the Company intends to seek shareholder approval whenever obtaining shareholder approval is determined to be necessary or advisable. No amendment or termination by the Board of Directors may adversely affect the rights of participants to the extent previously accrued.

Federal Income Tax Consequences

     The following discussion outlines generally the federal income tax consequences of participation in the Directors’ Plan. Individual circumstances may vary.

     Restricted Stock Awards. A participant will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

     Nonqualified Options. A participant will not recognize income upon the grant of a nonqualified option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction.

     Depending upon the time the shares of stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

     Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of stock to the Company.

The Board of Directors recommends that you vote
FOR the amendment to the Directors’ Plan.

PROPOSAL 3

APPROVAL OF THE 2006 EXECUTIVE INCENTIVE COMPENSATION PLAN

     The Company is requesting that shareholders vote in favor of adopting the 2006 Executive Incentive Compensation Plan (the “Executive Plan”), which was approved by the Board of Directors on July 11, 2006. Approval of the proposed Executive Plan requires the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, provided that a quorum is present at such meeting. If approved by shareholders, the Executive Plan will replace the Chief Executive Officer’s Incentive Bonus Plan (“CEO Bonus Plan”), which was last approved by shareholders at the 2004 Annual Meeting.

     The following description of certain major features of the Executive Plan is qualified in its entirety by reference to the applicable provisions of the plan document, the full text of which is set forth on Annex B and is made a part of this proxy statement.

Purpose

     The purpose of the Executive Plan is to enable the Company to recruit and retain highly qualified individuals and to provide incentives to such individuals to attain the Company’s goals by providing eligible executives with incentive compensation based on the performance of the Company with the overall goal of enhancing shareholder value. The Executive Plan is designed with the intent that the incentive awards paid under the plan to eligible participants be deductible under Section 162(m) of the Internal Revenue Code.

Eligibility

     Each employee of the Company holding the position of President or above will be eligible to receive awards under the Executive Plan, if selected by the Compensation Committee for participation. The aggregate benefits and amounts that will be received in the future by the eligible employees of the Company are not presently determinable. As of the date of this proxy statement, the Chief Executive Officer was the only eligible employee.

Description of General Terms

     Administration. The administration and operation of the Executive Plan will be supervised by the Compensation Committee. The Compensation Committee may delegate responsibility for the day-to-day administration and operation of the Executive Plan to employees of the Company. The Compensation Committee will interpret and construe the provisions of the Executive Plan, and any determination by the Compensation Committee will be final and conclusive. The Executive Plan will be interpreted in view of the intention that any grant of compensation under the plan be qualified as performance-based compensation within the meaning of Internal Revenue Code Section 162(m).

     Performance Periods and Performance Criteria. The Compensation Committee will establish for each eligible executive selected to participate in the Executive Plan the performance measures and the performance period to which the performance measures will relate. The performance period for any participant may consist of any continuous period of service determined by the Compensation Committee. Within ninety (90) days after the commencement of a performance period, but in any event prior to the expiration of twenty-five percent (25%) of the applicable performance period, the Compensation Committee will establish the performance measures for payment of individual awards under the Executive Plan. The Executive Plan provides that at the time any performance measures are established, the outcome as to whether the performance measures will be met must be substantially uncertain.

     The Compensation Committee will establish performance measures under an objective formula or standard consisting of one or any combination of the following criteria:

Cash flow	Retention of Company team members
Earnings before interest, taxes,	in general or in any specific category
depreciation, and amortization	or level of employment
(EBITDA)	Earnings before interest, depreciation
Earnings per share (EPS)	and amortization (EBIDA)
Net operating profit after taxes	Earnings before interest and taxes
(NOPAT)	(EBIT)
Return on net assets (RONA)	Earnings before interest, taxes,
Return on assets (ROA)	depreciation, and rent (EBITDAR)
Return on equity (ROE)	Gross profit
Return on invested capital (ROIC)	Company, franchise or system
Company, franchise or system	restaurant growth in number of new
comparable restaurant sales (SRS)	restaurants
Company, franchise or system traffic	Average restaurant volume growth
growth (Guest Count Growth)	Fixed charge coverage ratio
Market share or related strength of	Sales and earnings performance
brand measures related to consumer	Total shareholder return
perception, including but not limited to,	General and administrative costs (as a
brand relevance and guest satisfaction,	percentage of net sales or flat dollar
in each case based on objective data	amount)
such as guest or market surveys	Consolidated net income
Economic Value Added (dollar spread	Management of capital or operating
between return on capital and cost of	expenditures
capital) (EVA)	Appreciation of stock price
Gross revenues	Market Value Added (Company
Operating income	market value less total capital
Operating cash flow	employed)

     The Compensation Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting. In making any such amendments or adjustments, however, the Compensation Committee shall consider whether the changes would cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m) of the Internal Revenue Code.

     Incentive Awards. The incentive award for any performance period may be established by the Compensation Committee as either a flat dollar amount or a percentage of the applicable participant’s average base compensation, in either case conditioned upon the attainment of one or more performance measures established by the Compensation Committee for such participant. The term “average base compensation” is defined to mean the average annual base salary paid to a participant over a performance period, exclusive of bonus and other incentive compensation, commissions, fringe benefits, employee benefits, expense allowances (non-accountable or otherwise) and other nonrecurring forms of remuneration. After establishing the incentive award to be paid to a particular participant during a performance period, the Compensation Committee may reduce (but may not increase) such incentive award by a maximum of twenty-five percent (25%) based upon the Compensation Committee’s assessment of such participant’s performance during the applicable performance period with respect to other quantitative and qualitative goals established by the Compensation Committee from time to time.

     The amount of the incentive award payable to any participant attributable to a performance period of twelve (12) months or less may not exceed $3,000,000. The incentive award payable to any participant attributable to a performance period that is greater than twelve (12) months may not exceed $6,000,000.

     An “eligible” participant shall include each participant who has remained in the employ of the Company until the last day of the performance period and any participant whose incentive award provides for a pro rata payment in the event the participant ceases to be employed by the Company during the performance period. Whether an incentive award provides for a pro rata payment in the event of certain types of cessations of employment shall be determined by the Compensation Committee in its sole discretion at the time the terms of an incentive award are established; provided that such other reason(s) will not cause the incentive award to cease to qualify as performance-based compensation.

     Before any incentive award is paid to any participant or beneficiary of a participant, the Compensation Committee shall certify in writing that the applicable performance measures were in fact satisfied.

     Incentive awards may be paid, at the discretion of the Compensation Committee, in cash or shares of Common Stock or a combination of cash and shares; provided, however, that any portion of an incentive award paid in shares of Common Stock must be funded under the 2003 Stock Incentive Plan (“2003 SIP”), subject to any limitations in the 2003 SIP. Incentive awards for each performance period are paid as soon as practicable after the close of such performance period, but not later than two and one-half (2½) months thereafter. The Company has the right to deduct from each incentive award payment any federal, state and local taxes required to be withheld.

     The Compensation Committee may, in its discretion, institute a program allowing participants to defer the receipt of all or a portion of their incentive award otherwise payable in accordance with and subject to the rules and regulations promulgated under Code Section 409A of the Internal Revenue Code.

Amendments and Termination

     The Compensation Committee may at any time amend, suspend, discontinue or terminate the Executive Plan, except to the extent that the terms of any incentive award outstanding thereunder provides otherwise, and in no event may any amendment, suspension, discontinuance or termination adversely affect the accrued rights of a participant without such participant’s consent. In addition, any such amendment, suspension, discontinuance or termination shall require shareholder approval to the extent necessary to continue to qualify the payment or other settlement of incentive awards as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code or to the extent such shareholder approval would be required under the rules of the national securities exchange or Nasdaq quotation or market system on which the Company’s Common Stock is then traded.

Benefits to Named Executive Officers and Others

     The Compensation Committee has determined that the Chief Executive Officer (who also serves as President) will participate in the Executive Plan for the 2007 fiscal year and may earn a maximum bonus of $1,968,750. If the Executive Plan is not approved by shareholders, the Chief Executive Officer will participate in the CEO Bonus Plan as previously approved by shareholders. No determinations of eligibility for, or level of, participation in the Executive Plan have been made for future fiscal years though the Compensation Committee anticipates that all persons occupying eligible positions will participate in the plan in future years. The aggregate benefits and/or amounts that will be received in the future by eligible executives pursuant to the Executive Plan are not presently determinable.

Tax Consequences

     The Executive Plan is designed to ensure that the awards paid thereunder are deductible under Section 162(m) of the Internal Revenue Code. Payments to the executives under the Executive Plan will be taxable compensation to the recipient upon receipt and deductible as compensation by the Company.

The Board of Directors recommends that you vote
FOR approval of the Executive Incentive Compensation Plan.

PROPOSAL 4

AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN

     The Board of Directors of the Company approved, and recommends that the shareholders of the Company approve, an amendment to the Company’s 2003 Stock Incentive Plan (the “2003 SIP”) to identify specific performance measures in connection with the granting or vesting of awards made under the 2003 SIP. In addition, the amendment to the 2003 SIP has been approved by the Board of Directors to clarify how the plan is to be administered as a result of the new rules applicable to deferred compensation introduced by new Section 409A of the Internal Revenue Code.

     Shareholder approval is being sought only for the amendment relating to the identification of specific performance measures. Approval of the amendment to the 2003 SIP requires the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, provided that a quorum is present. Shareholder approval is necessary in this regard to preserve the Company’s ability to deduct, for federal income tax purposes, compensation expense attributable to stock options and other awards granted under the 2003 SIP. Under Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on a company’s ability to deduct compensation paid to certain specified individuals in excess of $1 million.

     The following description of the 2003 SIP is qualified in its entirety by reference to the applicable provisions of the plan document, the full text of the amendment is set forth on Annex C and is made a part of this proxy statement.

Purpose

     The 2003 SIP allows the Company, under the direction of the Compensation Committee, to make broad-based grants of equity-based incentives, any of which may or may not require the satisfaction of performance objectives, to officers, employees, and directors (other than non-employee directors). The primary purpose of these equity awards is to attract and retain talented employees, further align employee and shareholder interests, continue to closely link employee compensation with Company performance and maintain a culture based on employee share ownership.

Eligibility

     Officers, employees, and directors (other than non-employee directors) of the Company and Company affiliates are eligible to receive awards under the 2003 SIP. The Compensation Committee determines which eligible recipients will participate in the 2003 SIP.

Description of General Terms

     The 2003 SIP permits awards of a variety of equity-based incentives to purchase or acquire shares of Common Stock, including stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance unit awards and phantom shares (collectively, “stock incentives”). The 2003 SIP has an indefinite term. The 2003 SIP will be administered solely by the Compensation Committee. The particular terms and provisions applicable to each stock incentive granted will be set forth in a stock incentive agreement.

     Reserved Shares. The shares of Common Stock reserved for issuance pursuant to awards made or that may be made under the 2003 SIP are 30,800,000, of which approximately 20,318,218 shares were previously issued and approximately 8,140,492 are subject to stock options which are outstanding. The maximum number of shares of Common Stock from which grants or awards other than options may be made shall not exceed twenty-five percent (25%) of the total authorized shares. The maximum number of shares of Common Stock with respect to which options or stock appreciation rights and other awards (to the extent they are granted with the intent that they qualify as performance-based compensation) may be granted during any fiscal year to any employee will not exceed 750,000. The 2003 SIP provides for further adjustments in the event of certain recapitalizations to the number of shares reserved for issuance and to the fiscal year limit applicable to employees. In addition, the maximum aggregate dollar amount of cash-settled awards that may be paid during any fiscal year of the Company to any employee may not exceed $6,000,000.

     Disinterested Administration. Awards under the 2003 SIP are determined by the Compensation Committee, the members of which are selected by the Board of Directors and are solely non-management members. Only persons who satisfy the criteria of “non-employee directors” set forth in Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended, and the criteria of “outside directors” set forth in regulations under Section 162(m) of the Internal Revenue Code may be members of the Compensation Committee. The Compensation Committee shall have at least two members.

     Awards. Awards made under the 2003 SIP may be contingent upon the achievement of performance goals or upon other conditions, as determined by the Compensation Committee. Subject to plan limits, the Compensation Committee has the discretionary authority to determine the size of an award. Outstanding stock incentives may be adjusted, accelerated, substituted or terminated by the Compensation Committee to reflect certain corporate events such as corporate reorganizations. Stock incentives may be made exercisable or settled at such prices and will terminate under such terms as will be established by the Compensation Committee, subject to the terms of the 2003 SIP.

     Stock Options. A stock option is the right to purchase a certain number of shares of Common Stock, at a certain exercise price, in the future. The 2003 SIP provides for the grant of nonqualified stock options only. The Compensation Committee will establish the terms pursuant to which the option will be exercisable, so long as such terms are not otherwise inconsistent with the terms of the 2003 SIP.

     The exercise price of nonqualified stock options issued under the 2003 SIP may not be less than the fair market value of Common Stock on the date of the grant, as determined by the Compensation Committee. The exercise price of outstanding options cannot be reduced without shareholder approval, except in the event of a recapitalization.

     The Compensation Committee may permit an option exercise price to be paid in cash or:

  by the delivery of previously-owned shares of Common Stock;

  through a cashless exercise executed through a broker, subject to applicable law; or

  by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

     The term of all nonqualified stock options may not exceed 10 years from the date of grant.

     Stock Appreciation Rights. A stock appreciation right is the right to receive the net of the fair market price of a share of Common Stock at the time of exercise and the exercise price of the right, either in cash or in shares of Common Stock, in the future, all as determined by the Compensation Committee. The Compensation Committee may provide that a stock appreciation right is exercisable at the discretion of the holder or that it will be paid at a specific time or times or upon the occurrence or non-occurrence of events specified in the applicable stock incentive agreement.

     Stock Awards. A stock award is an award of shares of Common Stock which may be subject to restrictions or conditions, including, without limitation, performance goals, established by the Compensation Committee. The Compensation Committee may require a cash payment from the recipient of the stock award in an amount no greater than the fair market value of the shares of stock awarded, determined at the date of the grant, or may grant the stock award without the requirement of a cash payment. Stock awards that include forfeitability provisions must have a vesting period of at least three years. Stock awards that do not include forfeitability provisions can be granted only in lieu of salary or cash bonus and may be granted at up to a fifteen percent (15%) discount to fair market value of Common Stock on the date of grant. Any stock award that contains forfeitability provisions must vest over a period of no less than three years.

     Other Stock Incentives. Dividend equivalent rights, performance unit awards and phantom shares may also be granted under the 2003 SIP. A dividend equivalent right is the right to receive in the future, either in cash or in shares of Common Stock, an amount determined by reference to dividends paid on shares of Common Stock during the period such rights are effective. A performance unit award is the right to receive a specified dollar value either in cash or in shares of Common Stock, in the future, conditioned upon the achievement of performance objectives. A phantom share is the right to receive the market price of a share of Common Stock, either in cash or in Common Stock, in the future. The Compensation Committee may determine whether any of such stock incentives are subject to any conditions and restrictions and whether the stock incentive will be payable in cash or in shares of Common Stock.

     Eligibility under Section 162(m). Stock incentive awards may, but need not, include performance goals that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance goals will be one or more of the following criteria. Performance goals may be described in terms of (i) company-wide objectives, (ii) objectives that are related to the performance of the division, department or function within the Company or an affiliate of the Company in which the recipient of the stock incentive is employed or on which the recipient’s efforts have the most influence, or (iii) the performance of the Company relative to the performance by a company or group of companies selected by the Compensation Committee with respect to one or more of the performance goals established by the committee:

Cash flow	Retention of Company team members
Earnings before interest, taxes,	in general or in any specific category
depreciation, and amortization	or level of employment
(EBITDA)	Earnings before interest, depreciation
Earnings per share (EPS)	and amortization (EBIDA)
Net operating profit after taxes	Earnings before interest and taxes
(NOPAT)	(EBIT)
Return on net assets (RONA)	Earnings before interest, taxes,
Return on assets (ROA)	depreciation, and rent (EBITDAR)
Return on equity (ROE)	Gross profit
Return on invested capital (ROIC)	Company, franchise or system
Company, franchise or system	restaurant growth in number of new
comparable restaurant sales (SRS)	restaurants
Company, franchise or system traffic	Average restaurant volume growth
growth (Guest Count Growth)	Fixed charge coverage ratio
Market share or related strength of	Sales and earnings performance
brand measures related to consumer	Total shareholder return
perception, including but not limited to,	General and administrative costs (as a
brand relevance and guest satisfaction,	percentage of net sales or flat dollar
in each case based on objective data	amount)
such as guest or market surveys	Consolidated net income
Economic Value Added (dollar spread	Management of capital or operating
between return on capital and cost of	expenditures
capital) (EVA)	Appreciation of stock price
Gross revenues	Market Value Added (Company
Operating income	market value less total capital
Operating cash flow	employed)

     The Compensation Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting.

     Tax Reimbursement Payments. The Compensation Committee may make cash tax reimbursement payments designed to cover obligations of officers and employees that result from the receipt or exercise of a stock incentive.

     Termination of Stock Incentives. A particular stock incentive may terminate, as determined by the Compensation Committee, among other reasons, upon the recipient’s termination of employment or other status with the Company or any affiliate of the Company, upon a specified date, upon the recipient’s death or disability, or upon the occurrence of a change in control of the Company. Stock incentives may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of a holder’s death or disability. At the Compensation Committee’s discretion, stock incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable stock incentive agreement and to the provisions of the 2003 SIP.

     Adjustments. The number of shares of Common Stock reserved for the grant of stock incentives may be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock outstanding, affected without receipt of consideration by the Company. In the event of certain corporate reorganizations and recapitalizations, stock incentives may be substituted, cancelled, accelerated or otherwise adjusted by the Compensation Committee, provided that any such action is not inconsistent with the terms of the 2003 SIP or any agreement reflecting the terms of the stock incentive.

Amendments or Termination

     The 2003 SIP may be amended or terminated by the Board of Directors at any time without shareholder approval, except that shareholder approval will be required for any material amendment. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a stock incentive without such holder’s consent.

Benefits to Named Executive Officers and Others

     The following table sets forth information regarding stock options granted and other awards made under the 2003 SIP during fiscal year 2006 to each of the Named Executives, all persons who serve as executive officers of the Company as a group, and all persons who are employees of the Company as a group.

	Shares and
Name and Position with the Company or Group	Bonus Shares (#)(1)	Options (#)(2)
S. E. Beall, III	0	516,454
Chairman of the Board, Chief Executive Officer
and President
M. N. Duffy	0	100,000
Senior Vice President and Chief Financial Officer
A. R. Johnson	0	90,000
Senior Vice President
N. N. Ibrahim	0	100,000
Senior Vice President and Chief Technology Officer
M. S. Ingram	0	90,000
President, Franchise
All executive officers of the Company as a group	0	1,186,454
All other employees of the Company as a group	16,774	462,822
____________________

(1)	“Bonus Shares” refers to bonus shares issued under the MSOP, a program maintained by the Company under the 2003 SIP, to the extent applicable, to executive officers. See footnote 2 to the Summary Compensation Table above for a description of the MSOP. Any options granted under the MSOP are included in the “Options” column.

(2)	Includes options granted under the MSOP.

     The Compensation Committee has not yet made any determination as to which eligible participants will be granted incentives under the 2003 SIP in the future. Consequently, the aggregate benefits and/or amounts that will be received in the future by directors, executive officers or any other persons pursuant to the 2003 SIP are not presently determinable.

Federal Income Tax Consequences

     The following discussion outlines generally the federal income tax consequences of participation in the 2003 SIP. Individual circumstances may vary and each participant in the 2003 SIP should rely on his or her own tax counsel for advice regarding such federal income tax treatment.

     Nonqualified Options. A participant will not recognize income upon the grant of a nonqualified option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option, or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction.

     Depending upon the time the shares of stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

     Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of stock to the Company.

     Restricted Stock Awards. A participant will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

     Other Stock Incentives. A participant will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Other Equity Incentives”). Generally, at the time a participant receives payment under any Other Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the stock received, and the Company will then be entitled to a corresponding deduction.

The Board of Directors recommends that you vote
FOR the amendment to the 2003 SIP.

AUDIT COMMITTEE MATTERS

Audit Committee Report

     The Audit Committee reports as follows with respect to the audit of the Company’s fiscal year 2006 consolidated financial statements (the “Financial Statements”):

  the Audit Committee has held meetings with KPMG throughout the fiscal year, without management present, to discuss financial reporting matters;

  the Audit Committee has reviewed and discussed the Financial Statements with KPMG and the Company’s management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and accounting judgments and the transparency of disclosures in the Financial Statements;

  the Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

  the Audit Committee has discussed with KPMG the matters required to be discussed by SAS 61, Communication with Audit Committees, which include, without limitation, matters related to the conduct of the audit of the Financial Statements;

  the Audit Committee has received written disclosures from KPMG required by the NYSE Listing Standards and Independence Standards Board Standard No. 1 (which relate to KPMG’s independence from the Company) and has discussed with KPMG the independent registered accounting firm’s independence; and

  in its meetings with KPMG, the Audit Committee asks KPMG to address several topics that the Audit Committee believes are particularly relevant to its oversight, including: whether KPMG would have in any way prepared the Financial Statements differently from the manner selected by management; whether investors received, in plain English, the information essential to understanding the Company’s financial performance during the reporting period; and, whether the Company is following the same internal audit procedure that would be followed if KPMG were the Company’s Chief Executive Officer.

     Based on reviews and discussions of the Financial Statements with management and discussions with KPMG described above, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 6, 2006.

     The Audit Committee, comprised of all non-management directors, meets at regularly scheduled executive sessions at which Mr. Lanigan, the Audit Committee Chairman, presides.

     This report is submitted by the Audit Committee, the members of which are named below.

Bernard Lanigan, Jr. (Chair)	John B. McKinnon	Dr. Donald Ratajczak

Audit Committee Charter

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which, as amended to date, is available on the Company’s web site at www.rubytuesday.com. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter, and the Board of Directors approves the Audit Committee Charter, on an annual basis.

Independence of Audit Committee Members

     Each of the members of the Company’s Audit Committee meets the requirements for independence as defined by the applicable listing standards of the NYSE and the SEC rules.

PROPOSAL 5

RATIFICATION OF
INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 5, 2007. At the Annual Meeting, the Company will ask shareholders to ratify the Board’s selection. KPMG, which has served in the same capacity since 2000, is expected to be represented at the Annual Meeting. A representative of KPMG will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

     If the shareholders do not ratify the Board’s proposal, the Board of Directors will reconsider its action with respect to the appointment. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG during the fiscal year ending June 5, 2007.

Accountants’ Fees and Expenses

     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 6, 2006 and May 31, 2005 by KPMG.

	Fiscal Year Ended
	June 6, 2006	May 31, 2005
Audit Fees (1)	$599,750	$684,000
Audit-related Fees (2)	27,158	51,015
Tax Fees (3)	0	13,000
All Other Fees	0	0
Total Fees	$626,908	$748,015
____________________

(1)	Includes fees for professional services rendered for the audit of the Company’s annual consolidated Financial Statements, reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of fiscal 2006 and fiscal 2005 and fees associated with the audits of internal control over financial reporting.

(2)	Includes fees for professional services rendered in fiscal 2006 and fiscal 2005 in connection with audits of employee benefit plans and certain agreed upon procedures for state compliance purposes.

(3)	Includes fees for professional services rendered in fiscal 2005 in connection with compliance.

     The Audit Committee has adopted a policy governing the provision of audit and permitted non-audit services by the Company’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually, and, if appropriate, approve, the engagement of the independent registered public accounting firm to provide audit, review and attest services for the relevant fiscal year. Any changes to the terms and conditions of the annual engagement, resulting from changes in audit scope or Company structure, or from other subsequent events, must be approved in advance by the Audit Committee.

     The policy also provides that any proposed engagement of the independent registered public accounting firm for non-audit services, which are permitted under applicable law, rules and regulations, must be approved in advance by the Audit Committee, except that the pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of such services, other than tax planning or tax strategies services, does not exceed $25,000 in a single instance; (ii) such services were not recognized to constitute non-audit services at the time of engagement of the independent registered public accounting firm; and (iii) such services were promptly brought to the attention of the Audit Committee and approved prior to completion of the service by the Audit Committee or by a majority of the members of the Audit Committee. Such approvals are required to be obtained in advance at regularly scheduled meetings of the Audit Committee, except in special circumstances where delaying such approval until the next regularly scheduled meeting of the Audit Committee is impractical. In such special circumstances, approval of such engagements may be obtained by (i) telephonic meeting of the Audit Committee; (ii) unanimous consent action of all of the members of the Audit Committee; or (iii) electronic mail, facsimile or other form of written communication so long as such written communication is ratified by unanimous consent action prior to the next regularly scheduled meeting of the Audit Committee or by resolution at the next regularly scheduled meeting of the Audit Committee. The policy prohibits the engagement of an independent registered public accounting firm in instances in which the engagement is prohibited by applicable law, rules and regulations.

     All of the services provided under Audit Fees, Audit-related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Determination of Auditor Independence

     The Audit Committee has considered and evaluated the services provided by KPMG and has determined that the provision of such services was not incompatible with maintaining KPMG’s independence.

The Board of Directors recommends that you vote FOR the Ratification of the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm.

PERFORMANCE GRAPH

     The following chart and table compare the cumulative total return of the Company’s Common Stock with the cumulative total return of the NYSE Stock Market (U.S. Companies) Index and a peer group consisting of U.S. companies listed on the NYSE whose business activities are included in the same standard industrial classification industry group as the Company’s business (SIC industry group code 5812, Eating and Drinking Places).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RUBY TUESDAY, INC.,
THE NYSE COMPOSITE (U.S.) INDEX AND A PEER GROUP

	06/05/01	06/04/02	06/03/03	06/01/04	05/31/05	06/06/06
Ruby Tuesday, Inc.	$100.00	$133.99	$141.74	$170.40	$149.94	$161.44
Peer Group (NYSE Stocks, SIC
5812-Eating and Drinking	$100.00	$114.33	$87.19	$115.33	$140.13	$150.25
Places, U.S. Companies)
NYSE Stock Market	$100.00	$85.31	$73.42	$89.36	$94.77	$114.32
(U.S. Companies)

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighed daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all shares was set to $100.00 on June 5, 2001.

SHAREHOLDER PROPOSALS

     Any shareholder of the Company who wishes to submit a proposal for action at the Company’s 2007 Annual Meeting of Shareholders and who desires the proposal to be considered for inclusion in the Company’s proxy materials must provide a written copy of the proposal to the Company not later than April 25, 2007, and must otherwise comply with the rules of the SEC relating to shareholder proposals. Shareholder proposals should be sent by mail to the Company’s principal executive office or by fax at (865) 379-6826 followed by mail submission, in each case to the attention of Scarlett May, Vice President, General Counsel and Secretary of the Company.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2007 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (a) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation of the Company, or (b) with respect to any other shareholder proposal, notice of the matter is received by the Company at its principal executive office not later than April 25, 2007 and, in either case, certain other conditions of the applicable rules of the SEC are satisfied.

GENERAL

     Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

     The Annual Report of the Company for fiscal year 2006 (which is not part of the proxy soliciting materials) is being mailed with this Proxy Statement to all shareholders of record as of the record date for the Annual Meeting.

     THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JUNE 6, 2006. REQUESTS FOR COPIES SHOULD BE DIRECTED TO SCARLETT MAY, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, RUBY TUESDAY, INC., 150 WEST CHURCH AVENUE, MARYVILLE, TENNESSEE 37801, TELEPHONE NUMBER (865) 379-5700.

By Order of the Board of Directors,

Scarlett May
Vice President, General Counsel
and Secretary

August 23, 2006
Maryville, Tennessee

ANNEX A

SIXTH AMENDMENT TO THE
RUBY TUESDAY, INC. STOCK INCENTIVE
AND DEFERRED COMPENSATION PLAN FOR DIRECTORS

     THIS SIXTH AMENDMENT is made this 11th day of July, 2006, by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Company”).

W I T N E S S E T H:

     WHEREAS, the Company maintains the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors, which is currently maintained under an amended and restated indenture which became effective as of September 28, 1994 (the “Plan”);

     WHEREAS, the Company desires to amend the Plan to provide for the grant of annual option awards, annual grants of restricted stock or a combination of both, as provided herein; and

     WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;

     NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date of the 2006 annual meeting of the Company’s shareholders, as follows:

     1. By adding a new Section 1.1(g-1):

     “(g-1) ‘Conversion Multiple’ means a multiple derived from the Black-Scholes-Merton stock option valuation methodology which is intended to convert the present value of an Option to the value of a share of Stock. The value of the Conversion Multiple equals 3.4 as of the date of the 2006 annual meeting of the Company’s shareholders. From time to time and in any event no later than every third anniversary of the annual meeting of the Company’s shareholders, the Committee shall cause the Conversion Multiple to be further evaluated under the Black-Scholes-Merton methodology to determine whether the Conversion Multiple should be adjusted for the purpose of converting the present value of an Option to the value of a share of Stock. Such adjustment, if any, shall be made by the Committee in its sole discretion.”

     2. By deleting the first sentence of the head language of Section 3A.2 and by substituting therefor the following:

“An Annual Option shall represent the right to purchase shares of Stock at a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant, which is the date of the annual meeting of the shareholders of the Company for which the award is made. The number of shares of Stock subject to each Annual Option shall be 8,000, reduced (but not below zero) by the product of the number of shares of Stock subject to each Restricted Stock Award, if any, granted pursuant to Section 3 respecting the same annual meeting of shareholders, multiplied by the Conversion Multiple.”

     3. By deleting Section 3 in its entirety and by substituting therefor the following:

“SECTION 3 RESTRICTED STOCK AWARDS

     3.1 Awards. Each Participant who is a director and who is not an employee of the Company shall be granted a Restricted Stock Award as of the date of each annual meeting of the shareholders of the Company beginning with the 2006 annual shareholder meeting, if such Participant is elected or re-elected as a director of the Company at that meeting or otherwise continues to serve as a director of the Company immediately following that meeting and if the Board of Directors affirmatively approves the grant of Restricted Stock Awards to otherwise eligible directors with respect to each such annual meeting no later than the date of that annual meeting. In the event the number of Maximum Plan Shares, reduced by the number of such Maximum Plan Shares previously issued or issuable under the Plan, is insufficient to fund all of the Restricted Stock Awards to be granted as of any annual meeting of the shareholders of the Company, then no Restricted Stock Awards with respect to that meeting or any subsequent meeting shall be granted unless and until the Plan is amended to increase the number of Maximum Plan Shares; provided, further, that no Restricted Stock Awards shall be granted with respect to annual meetings that take place prior to the effective date of any such amendment. Each Restricted Stock Award shall be evidenced by a Stock Incentive Agreement which shall incorporate the applicable terms of the Plan.

     3.2 Shares Subject to Each Award. The number of shares of Stock subject to each Restricted Stock Award shall be determined by the Board of Directors at the time a determination is made to grant Restricted Stock Awards with respect to any particular annual meeting of shareholders, but in no event shall that number exceed the maximum potential Annual Option award divided by the Conversion Multiple.

     3.3 Vesting. One-third (1/3) of the shares of Stock subject to a Restricted Stock Award shall vest on each of the first three (3) anniversary dates of the original grant date for that Restricted Stock Award, provided the Participant remains a member of the Board of Directors as of the applicable anniversary date. In the event a Participant ceases to be a member of the Board of Directors prior to the third anniversary of the grant date of a Restricted Stock Award, any unvested shares under that Restricted Stock Award shall be forfeited. Notwithstanding the preceding, all shares of Stock subject to the Restricted Stock Award shall become vested on the date the Participant ceases to be a member of the Board of Directors on account of death, Disability, upon attaining age 70 or upon a Change in Control.

     3.4 Escrow of Shares. Any certificates representing the shares of Stock awarded pursuant to a Restricted Stock Award shall be issued in the Participant's name, but shall be held by a custodian designated by the Committee (the “Custodian”) until such time as such shares of Stock become vested or are forfeited. Each Stock Incentive Agreement governing a Restricted Stock Award shall appoint the Custodian as the attorney-in-fact for the Participant until such time as shares of Stock become vested or are forfeited in accordance with Plan Section 3.3 with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant if the Participant forfeits such shares. In the event the shares of Stock subject to the Restricted Stock Award become vested, the Custodian shall deliver the certificate for such shares to the Participant. In the event the Participant forfeits any or all of the shares of Stock subject to the Restricted Stock Award, the Custodian shall deliver the certificate for such shares to the Company. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Stock Incentive Agreement, applicable to shares of Stock not so held.

     3.5 Limitations on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock held by the Custodian until the applicable vesting date determined pursuant to Plan Section 3.3 and any Disposition attempted prior to that date shall be void. The Company shall not recognize and shall not have the duty to recognize any Disposition not made in accordance with the Plan.

     3.6 Withholding. Upon the vesting of any Restricted Stock Award or the making of any election under Section 83(b) of the Code, the Company has the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement provides, a Participant may elect (a “Withholding Election”) to tender back to the Company the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the date of vesting or election (as applicable), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from vesting of the Restricted Stock Award or the making of the Section 83(b) election. A Participant may make a Withholding Election by executing and delivering to the Company a properly completed notice of Withholding Election prior to the date on which the amount of tax required to be withheld is determined in such manner as may be further prescribed by the Committee. Any Withholding Election made will be irrevocable; provided further, however, that the Committee may in its sole discretion disapprove and give no effect to any Withholding Election. Any failure of a Participant to satisfy his or her tax withholding obligations in the manner provided in this Section 3.6 shall result in a forfeiture of the shares of Stock as to which the tax withholding obligations apply and to any other shares of Stock still subject to the Restricted Stock Award.”

     4. By deleting Subsection (a) of Section 7.1 in its entirety and substituting therefor the following:

     “(a) The number of shares of Stock reserved for the award of Stock Incentives, the number of shares of Stock subject to outstanding Stock Incentives, the number of shares to be awarded under an Annual Option or Restricted Stock Award and the exercise price of each outstanding Annual Option and Option shall be proportionately adjusted for any increase or decrease in the number of shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (including, but not limited to, an extraordinary dividend) in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.”

     The adoption of the Sixth Amendment is subject to the approval of the Company’s shareholders and if such approval is not obtained at the next regularly scheduled annual meeting of shareholders, the adoption of this Sixth Amendment shall become null and void and its provisions shall have no force or effect.

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Sixth Amendment.

     IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:

		Title:	Chairman of the Board,
Chief Executive Officer and President
ATTEST:
By:
Title:	Vice President, General Counsel
and Secretary

[CORPORATE SEAL]

ANNEX B
RUBY TUESDAY, INC.
2006 EXECUTIVE INCENTIVE COMPENSATION PLAN

I. INTRODUCTION

     1.1. Purpose. The purpose of this Plan is to enable Ruby Tuesday, Inc. (the “Company”) to recruit and retain highly qualified eligible executives, provide incentives to such individuals to attain the goals of the Company and its Affiliates (as defined below) and provide such executives with incentive compensation based on the performance of the Company consistent with the overall goal of enhancing shareholder value. The Plan is designed to ensure that the incentive awards paid hereunder to eligible participants are deductible under Section 162(m) of the Code (as defined below). This Plan is meant to supercede in its entirety the Ruby Tuesday, Inc. Chief Executive Officer’s Incentive Bonus Plan (the “Prior Plan”) effective as of the Company’s 2007 fiscal year; provided, however, that the adoption of this Plan shall not affect incentive compensation awards for the Company’s 2006 fiscal year previously established under the Prior Plan or, if the Plan, as amended and restated, is not approved by shareholders of the Company at the 2006 annual meeting of shareholders, the operation of the Prior Plan during the 2007 fiscal year or future fiscal years.

     1.2. Description. This Plan is the means by which the Committee (as defined below) shall determine incentive awards and implement awards for participating employees hereunder.

II. DEFINITIONS

   As used in this Plan, the following terms shall have the following meanings:

     “Affiliate” means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.

     “Average Base Compensation” means the average annual base salary paid to a Participant over a Performance Period, exclusive of bonus and other incentive compensation, commissions, fringe benefits, employee benefits, expense allowances (nonaccountable or otherwise) and other nonrecurring forms of remuneration.

     “Board” means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the Compensation Committee of the Board, which shall consist of two or more members of the Board of Directors of the Company, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code; provided, however, that, if the Compensation Committee of the Board is not comprised solely of members who are “outside directors”, the term “Committee” shall mean the subcommittee of the Compensation Committee established by the Compensation Committee and comprised of two or more members of the Compensation Committee, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.

     “Eligible Employee” means each employee of the Company holding a position of President or above. No employees of an Affiliate shall be eligible for the Plan.

     “Incentive Award” means an award payable with respect to a Performance Period determined in accordance with Article V hereof.

     “Participant” means any Eligible Employee for the Performance Period(s) as to which he or she is eligible to receive an Incentive Award, as designated by the Committee.

     “Performance Measures” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Incentive Award granted to a Participant under the Plan. Performance Measures may be described in terms of (i) Company-wide objectives, (ii) objectives that are related to performance of the division, department or function within the Company or an Affiliate in which the Participant receiving the Incentive Award is employed or on which the Participant’s efforts have the most influence, (iii) performance solely in relation to objectives achieved during the Performance Period or as compared to past performance periods, and/or (iv) performance relative to the performance by a company or group of companies selected by the Committee with respect to one or more Performance Measures established by the Committee.

The Compensation Committee will establish Performance Measures under an objective formula or standard consisting of one or any combination of the following criteria:

Cash flow	Retention of Company team members
Earnings before interest, taxes,	in general or in any specific category
depreciation, and amortization	or level of employment
(EBITDA)	Earnings before interest, depreciation
Earnings per share (EPS)	and amortization (EBIDA)
Net operating profit after taxes	Earnings before interest and taxes
(NOPAT)	(EBIT)
Return on net assets (RONA)	Earnings before interest, taxes,
Return on assets (ROA)	depreciation, and rent (EBITDAR)
Return on equity (ROE)	Gross profit
Return on invested capital (ROIC)	Company, franchise or system
Company, franchise or system	restaurant growth in number of new
comparable restaurant sales (SRS)	restaurants
Company, franchise or system traffic	Average restaurant volume growth
growth (Guest Count Growth)	Fixed charge coverage ratio
Market share or related strength of	Sales and earnings performance
brand measures related to consumer	Total shareholder return
perception, including but not limited to,	General and administrative costs (as a
brand relevance and guest satisfaction,	percentage of net sales or flat dollar
in each case based on objective data	amount)
such as guest or market surveys	Consolidated net income
Economic Value Added (dollar spread	Management of capital or operating
between return on capital and cost of	expenditures
capital) (EVA)	Appreciation of stock price
Gross revenues	Market Value Added (Company
Operating income	market value less total capital
Operating cash flow	employed)

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, including, but not limited to a change in applicable law, the Performance Measures are no longer suitable, the Committee may in its discretion modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable. In such case, the Committee shall consider whether any modification of the Performance Measures or minimum acceptable level of achievement would cause the exemption under Code Section 162(m) to become unavailable.

     “Performance Period” means, with respect to an Incentive Award, a period of time within which the Performance Measures relating to such Incentive Award are to be measured. The Performance Period, if any, will be established by the Committee pursuant to Section 5.1 at the time the Incentive Award is granted.

     “Plan” means the Ruby Tuesday, Inc. 2006 Executive Incentive Compensation Plan, as in effect and as amended from time to time.

III. ADMINISTRATION

     The administration and operation of the Plan shall be supervised by the Committee with respect to all matters. The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time-to-time. The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive. Neither the Board nor the Committee, nor any member of the Board, nor any employee of the Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted at law in respect of any claim, loss, damage or expense (including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation within the meaning of Code Section 162(m) and the regulations and interpretations promulgated thereunder.

IV. PARTICIPATION

     The Committee shall designate those Eligible Employees who are to be Participant(s) for a Performance Period within ninety (90) days of the first day of the Performance Period. A Participant may be eligible to receive awards under the Plan for one or more Performance Periods, as determined by the Committee.

V. INCENTIVE AWARD

     5.1. Establishment of Performance Period and Performance Measures. From time to time while the Plan is maintained by the Company, the Committee may establish Performance Period(s) for one or more Participants. Within ninety (90) days of the first day of a Performance Period, but in any event prior to the expiration of twenty-five percent (25%) of the applicable Performance Period, the Committee shall establish the Performance Measures for the payment of Incentive Awards under the Plan. At the time any Performance Measures are established, the outcome as to whether the Performance Measures will be met must be substantially uncertain. The Performance Period(s), Performance Measures and other terms of the Incentive Awards contemplated under this Article V shall be set forth in writing in such detail so that a third party having knowledge of the relevant Performance Period(s), Performance Measures and performance results could calculate whether the Performance Measures have been met and the amount of the Incentive Award to be paid to each Participant.

     5.2. Incentive Awards. The Committee may establish either flat dollar amount(s) or percentage(s) of each Participant’s Average Base Compensation to be paid as an Incentive Award under this Article V upon the attainment of one or more of the Performance Measures for a

Performance Period. After establishing the dollar amount of an Incentive Award or the percentages of Average Base Compensation to be paid as an Incentive Award under this Article V for each Participant, the Committee may reduce, but not increase, by up to twenty-five percent (25%) of the amount of the Incentive Award which would have otherwise been payable to the Participant based upon the Committee’s determination of the performance of such Participant for the Performance Period in other quantitative and qualitative goals established by the Committee from time to time. In no event shall the amount of the Incentive Award payable to any Participant attributable to a Performance Period exceed $3,000,000 if the Performance Period consists of twelve (12) months or less or exceed $6,000,000 if the Performance Period consists of more than twelve (12) months.

     5.3. Determination of Achievement of Performance Measures. The Committee shall certify the level of achievement of the Performance Measures as soon as practical after the end of the Performance Period for which the determination is being made.

     5.4. Payment of Incentive Awards.

          (a) As soon as practicable after the expiration of each Performance Period, but not later than two and one-half (2½) months thereafter, each eligible Participant shall be entitled to receive payment of his or her Incentive Award, as determined in accordance with the terms of the Incentive Award and this Article V. For purposes of this Section 5.4(a), an “eligible” Participant shall include each Participant who has remained in the employ of the Company until the last day of the Performance Period and any Participant whose Incentive Award provides for a pro rata payment in the event the Participant ceases to be employed by the Company during the Performance Period. Whether an Incentive Award provides for a pro rata payment in the event of certain types of cessations of employment shall be determined by the Committee in its sole discretion at the time the terms of an Incentive Award are established in accordance with Section 5.1 and may include cessations of employment attributable to death, disability or any other reason specified by the Committee; provided that such other reason(s) shall not cause the Incentive Award to cease to qualify as performance-based compensation because of whether and how the Incentive Award becomes payable. Any Incentive Award that provides for a pro rata payment in accordance with this Subsection (a) shall be prorated based on the number of days elapsed during such Performance Period prior to the date of the Participant’s cessation of employment divided by the total number of days in such Performance Period. Payment of Incentive Awards shall be made in a lump sum as soon as practicable after the last day of the Performance Period, but not prior to the Committee’s certification contemplated by Section 5.4(c) . Incentive Awards shall be paid in cash unless the Committee determines that all or a portion of the Incentive Award shall be made in shares of the Company’s common stock; provided, however, that any portion of an Incentive Award paid in shares of the Company’s common stock shall be funded under the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (or any successor plan), subject to any additional limitations therein, if any.

          (b) The Committee may, in its discretion, institute a program allowing Participants to defer the receipt of all or a portion of their Incentive Award otherwise payable under Subsection (a) of this Section 5.4 in accordance with and subject to the rules and regulations promulgated under Code Section 409A.

          (c) Before any Incentive Award is paid to any Participant or beneficiary of a Participant, the Committee shall certify in writing that the applicable Performance Measures were in fact satisfied.

     5.5. Participants’ Rights Unsecured. The right of any Participant or beneficiary of a Participant to receive an Incentive Award under the Plan shall constitute an unsecured claim against the general assets of the Company.

     5.6. Withholding Taxes. The Company shall have the right to deduct from each Incentive Award payment any federal, state and local taxes required by the laws of such jurisdictions to be withheld with respect to such payment.

     5.7. Limitation on Other Incentive Awards. A Participant may have one or more Performance Periods for which he or she is designated as an eligible Participant by the Committee, which Performance Periods may overlap. A Participant shall not be eligible to participate in any other similar performance-based compensation programs maintained by the Company during any Performance Period for which the Participant is designated as an eligible Participant by the Committee other than as contemplated in. Plan Section 5.4(a) and except that such Participant may receive equity awards under any shareholder approved equity incentive plan maintained by the Company that complies with Section 162(m) of the Code; provided, however, that no grant of such equity awards shall be made contingent upon the failure of the Participant to attain the Performance Measures pursuant to this Plan. Nothing in this Section 5.7 or any other provision of the Plan shall preclude the payment by the Company of discretionary bonuses to eligible Participants; provided, however, that, as a preliminary matter, the Committee shall reasonably conclude that the payment of any discretionary bonus shall not cause the payment of any Incentive Award under this Plan to fail to qualify as performance-based compensation within the meaning of Code Section 162(m).

VI. GENERAL PROVISIONS

     6.1. Adjustment of Performance Measures. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Incentive Award in recognition of unusual or nonrecurring events of a material nature affecting the Company or its financial statements or changes in law or accounting. In making any such adjustment, the Committee shall consider whether it would cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m) of the Code.

     6.2. Amendment and Termination. The Committee may at any time amend, suspend, discontinue or terminate the Plan except to the extent that the terms of any Incentive Award provides otherwise and in no event will such amendment, suspension, discontinuance or termination without the consent of the holder of an Incentive Award adversely affect the rights of the Participant under such Incentive Award to the extent that the Incentive Award has been earned but not yet paid. In addition, any such amendment, suspension, discontinuance or termination shall require shareholder approval to the extent necessary to continue to qualify the payment or other settlement of Incentive Awards as performance-based compensation within the meaning of Code Section 162(m) or to the extent such shareholder approval would be required under the rules of the national securities exchange or Nasdaq quotation or market system on which the Company’s common stock is then traded. All determinations concerning the interpretation and application of this Section 6.2 shall be made by the Committee.

     6.3. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments to be made following the Participant’s death or legal incapacity. Such designation may be changed or cancelled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no such spouse shall survive the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be made in equal shares, unless the Participant has designated otherwise.

     6.4. Miscellaneous.

          (a) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment or other service of the Company or any of its subsidiaries or Affiliates or any of their successors.

          (b) Nonalienation of Benefits. Except as expressly provided herein, no Participant or his or her beneficiaries shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to a corporation that acquires all or substantially all of the assets of the Company or any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his or her beneficiaries, heirs, executors, administrators or successors in interest.

          (c) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

          (d) Shareholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval before any payments of compensation are made to any Participant. If such approval is not obtained, the Plan shall be deemed null and void and no compensation shall be payable to Participants under the Plan.

          (e) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Georgia, without reference to the principles of conflict of laws.

          (f) Effective Date. The Plan shall be effective as of the first day of the Company’s 2007 fiscal year; subject to the shareholder approval requirement in Section 6.4(d) above. If shareholder approval is not obtained at the 2006 annual meeting of shareholders, the provisions of the Prior Plan shall continue in effect.

          (g) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

          (h) Term of Plan. The Plan shall continue in effect until terminated by the Board; provided, however, that the Plan shall terminate automatically if it is not reapproved by the Company’s shareholders by the first annual meeting of shareholders that occurs in the fifth year following the year in which shareholders originally approve the Plan, as amended and restated hereby, pursuant to Section 6.4(d) (the “Reapproval Date”). If such reapproval by shareholders is not obtained, then the Plan shall terminate following the close of the last Performance Period commencing immediately prior to the Reapproval Date.

     IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated, to be executed as of the day and year first above written.

Dated: July 11, 2006	RUBY TUESDAY, INC.

By:
	Title:	Chairman of the Board
Chief Executive Officer and President

ANNEX C

SECOND AMENDMENT TO THE
RUBY TUESDAY, INC.
2003 STOCK INCENTIVE PLAN

     THIS SECOND AMENDMENT is made as of this 11th day of July, 2006, by Ruby Tuesday, Inc., a corporation organized and existing under the laws of the State of Georgia (hereinafter called the “Company”).

W I T N E S S E T H:

     WHEREAS, the Company maintains the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”) under an amended and restated indenture dated as of July 9, 2003;

     WHEREAS, the Company wishes to amend the Plan primarily to comply with, and make changes permitted by, the American Jobs Creation Act of 2004 and the rules and regulations promulgated thereunder (“AJCA”) and to make changes to the Plan regarding the granting of awards subject to performance goals to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code;

     WHEREAS, to the extent applicable, this amendment is intended as good faith compliance with the requirements of the AJCA and shall be further amended, if necessary, upon the release of final Treasury regulations to be issued under Section 409A of the Internal Revenue Code; and

     WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

     NOW, THEREFORE, the Company does hereby amend the Plan, effective as of various dates indicated below, as follows:

1.   By deleting Section 1.1(j) in its entirety and substituting therefor the following:

     “(j) ‘Fair Market Value’ with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal; provided that, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value; provided further, that, for purposes of granting Options or Stock Appreciation Rights, Fair Market Value shall be determined in a manner consistent with the requirements of Code Section 409A.”

2.   By adding the following new definition to Section 1.1:

     “(l-1) ‘Performance Goals’ means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of (i) Company-wide objectives, (ii) objectives that are related to performance of the division, department or function within the Company or an affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence, or (iii) the Company’s performance relative to the performance by a company or group of companies selected by the Committee with respect to one or more Performance Goals established by the Committee.

The Compensation Committee will establish performance measures under an objective formula or standard consisting of one or any combination of the following criteria:

Cash flow	Retention of Company team members
Earnings before interest, taxes,	in general or in any specific category
depreciation, and amortization	or level of employment
(EBITDA)	Earnings before interest, depreciation,
Earnings per share (EPS)	and amortization (EBIDA)
Net operating profit after taxes	Earnings before interest and taxes
(NOPAT)	(EBIT)
Return on net assets (RONA)	Earnings before interest, taxes,
Return on assets (ROA)	depreciation, and rent (EBITDAR)
Return on equity (ROE)	Gross profit
Return on invested capital (ROIC)	Company, franchise or system
Company, franchise or system	restaurant growth in number of new
comparable restaurant sales (SRS)	restaurants
Company, franchise or system traffic	Average restaurant volume growth
growth (Guest Count Growth)	Fixed charge coverage ratio
Market share or related strength of	Sales and earnings performance
brand measures related to consumer	Total shareholder return
perception, including but not limited to,	General and administrative costs (as a
brand relevance and guest satisfaction,	percentage of net sales or flat dollar
in each case based on objective data	amount)
such as guest or market surveys	Consolidated net income
Economic Value Added (dollar spread	Management of capital or operating
between return on capital and cost of	expenditures
capital) (EVA)	Appreciation of stock price
Gross revenues	Market Value Added (Company
Operating income	market value less total capital
Operating cash flow	employed)

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, including, but not limited to a change in applicable law, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable. In such case, the Committee shall consider whether any modification of the Performance Goals or minimum acceptable level of achievement would cause the exemption under Code Section 162(m) to become unavailable.”

3.   By adding the following new definition to Section 1.1:

     “(l-2) ‘Performance Period’ means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period, if any, will be established by the Committee at the time the Stock Incentive is granted.”

4.   By deleting the existing Section 2.4 in its entirety and substituting therefor the following:

     “2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees and directors of the Company or an affiliate of the Company; provided, however, that directors of the Company or an affiliate who are not also employees of either the Company or an affiliate shall not be eligible to receive Stock Incentives under the Plan. To the extent required under Section 162(m) of the Code and the regulations thereunder, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights and (c) other Stock Incentives (to the extent they are granted with the intent that they qualify as performance-based compensation under Section 162(m) of the Code) may be granted during any fiscal year of the Company to any employee may not exceed 750,000. In applying this limitation, if an Option or Stock Appreciation Right is cancelled for any reason, then the shares of Stock attributable to such cancellation either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected person’s 750,000 share limit for the appropriate fiscal year. The maximum aggregate dollar amount of cash-settled Stock Incentives that may be paid during any fiscal year of the Company to any employee may not exceed $6,000,000.”

5.  By deleting the existing Subsections (a) and (b) of Section 3.1 in their entirety and substituting therefor the following:

     “(a) The number of shares of Stock, if any, as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights and other Stock Incentives in Section 2.4.

     (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or settlement of the Stock Incentive. Performance Goals, if any, shall be established within ninety (90) days of the first day of a Performance Period. In addition, at the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting and settling such Stock Incentive, except as otherwise provided herein. The Committee may, but is not required to, structure any Stock Incentive as performance-based compensation under Code Section 162(m).”

6.  By adding a new Subsection (g) to Section 3.1, as follows:

     “(g) After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan) or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.”

7.  By deleting Clauses (ii) and (iii) of Section 3.2(a) in their entirety and by substituting therefor the following:

                  “(ii) [Reserved.]

                  (iii) [Reserved.]”

8.  By deleting the first sentence of Section 3.4(a) and substituting therefor the following:

“The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, including, without limitation, Performance Goals, if any, that must be achieved as a condition to vesting of the Stock Award and the certificate for such shares will bear evidence of any restrictions or conditions.”

9.  By deleting Section 3.4(b) in its entirety and substituting therefor the following:

     “(b) Any Stock Award that does not contain forfeitability provisions based upon Performance Goals shall vest over a period of no less than three (3) years.”

10. By deleting the second sentence of the head language of Section 3.5 and substituting therefor the following:

“The Committee may impose such restrictions and conditions on any Dividend Equivalent Rights as the Committee determines, including, without limitation, Performance Goals and the date any such right shall terminate. The Committee may reserve the right to terminate, amend or suspend any such right at any time.”

11. By deleting the second-to-last sentence of the head language of Section 3.6 and substituting therefor the following:

“At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the performance factors, including, but not limited to, one or more Performance Goals, applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured.”

12. By deleting the last sentence of the head language of Section 3.7 and substituting therefor the following:

“At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment including, but not limited to, one or more Performance Goals.”

13. By adding the following new Section 3.9:

     “3.9 Section 409A Considerations. In making any award of Stock Incentives or subsequent modifications to any outstanding award for a Stock Incentive, the Committee shall consider the impact of any adverse tax consequences that may affect the Participant under

Code Section 409A and any adverse financial accounting consequences that may affect the Company.”

14. By deleting the head language of Section 5.1 and substituting therefor the following:

     “5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:”

15. By deleting Sections 5.1 and 5.2 in their entirety and substituting therefor the following:

     “(a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or settlement, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share, Stock Appreciation Right and Stock Award and to which each such award pertains; the Exercise Price of each outstanding Option; the specified price of each outstanding Stock Appreciation Right; and the maximum fiscal year limitations on the number of shares of Stock granted to any single individual under Stock Incentives may be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

     (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including without limitation, the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive. In making any such adjustment, the Committee shall consider the impact of any adverse tax consequences that may affect the

Participant under Code Section 409A and any adverse financial accounting consequences that may affect the Company.”

16. By adding the following new final sentence to the end of Section 5.3:

“In considering any such Cash Awards, the Committee shall consider the impact of any adverse tax consequences that may affect the Participant under Code Section 409A and any adverse financial accounting consequences that may affect the Company.”

17. By deleting Section 5.7 in its entirety and substituting therefor the following:

     “5.7 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors shall obtain shareholder approval for any amendment to the Plan that increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Stock Incentives, materially expands the type of awards available for issuance under the Plan, or would otherwise require shareholder approval under the rules of the applicable exchange. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.”

     The provisions of the Plan, as amended by this Second Amendment, shall become effective upon the date it is approved by the stockholders of the Company and if the stockholders of the Company fail to approve the Second Amendment at the 2006 annual meeting of shareholders, the Second Amendment shall be null and void but only as to those amendments pertaining to the use of Performance Goals (Paragraphs 2, 3, 4, 5, 8, 9, 10, 11, 12 and 15 hereof). In that event, the surviving provisions of the Second Amendment shall be effective as of the date of the 2006 annual meeting of shareholders, regardless of whether shareholder approval is received.

     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:
		Title:	Chairman of the Board,
Chief Executive Officer and President
ATTEST:
By:
Title:	Vice President, General Counsel
and Secretary
[CORPORATE SEAL]

☐	€ DETACH PROXY CARD HERE €

		PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.		☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends you vote “FOR” items 1, 2, 3, 4 and 5.

1.	TO ELECT THREE CLASS II DIRECTORS FOR A TERM OF THREE YEARS TO THE BOARD OF DIRECTORS.
										The Board Recommends €
		The Board Recommends €								FOR	AGAINST	ABSTAIN
	FOR ALL	☐	WITHHOLD FROM ALL	☐	*EXCEPTIONS		☐	3.	TO APPROVE THE COMPANY'S 2006 EXECUTIVE INCENTIVE COMPENSATION PLAN (THE "EXECUTIVE PLAN").	☐	☐	☐

CLASS II Nominees: DR. DONALD RATAJCZAK, CLAIRE L. ARNOLD AND KEVIN T. CLAYTON								4.	TO APPROVE AN AMENDMENT TO THE COMPANY’S 2003 STOCK INCENTIVE PLAN (FORMERLY KNOWN AS THE 1996 NON-EXECUTIVE STOCK INCENTIVE PLAN) (THE “2003 SIP”).	☐	☐	☐
*(INSTRUCTIONS: To withhold authority for any individual nominee, mark the “EXCEPTIONS” box above and strike a line through that nominee’s name in the list of nominees below the boxes.)
					The Board Recommends €			5.	TO RATIFY THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 5, 2007.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
								6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.
2.	TO APPROVE AN AMENDMENT TO THE COMPANY'S STOCK INCENTIVE AND DEFERRED COMPENSATION PLAN FOR DIRECTORS (THE "DIRECTORS' PLAN").				☐	☐	☐

									SCAN LINE

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. Please sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

Date Share Owner sign here	Co-Owner sign here

RUBY TUESDAY, INC. PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 23, 2006, and does hereby appoint Samuel E. Beall, III and Marguerite Naman Duffy, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. (the “Company”) common stock, par value $.01 per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Company’s headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801, at 11:00 a.m., Eastern Time, on October 11, 2006, and at any adjournment(s) thereof.

     This card also provides voting instructions for shares held in the Company’s Salary Deferral Plan as set forth in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL,YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

     This proxy/voting instruction card, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted (i) FOR all director nominees listed on the reverse side hereof, (ii) FOR the approval of an amendment to the Company’s Stock Incentive and Deferred Compensation Plan for Directors, (iii) FOR the approval of the Company’s 2006 Executive Incentive Compensation Plan, (iv) FOR the approval of an amendment to the Company’s 2003 Stock Incentive Plan (formerly known as the 1996 Non-Executive Stock Incentive Plan), and (v) FOR the ratification of the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 5, 2007.

		To change your address, please mark this box.	☐
(continued on other side)	RUBY TUESDAY, INC. P.O. BOX 11237 NEW YORK, N.Y. 10203-0237
		To include any comments, please mark this box.	☐